CONFORMED COPY














                               STOCK PURCHASE AGREEMENT


                                        among


                      BLUE CROSS AND BLUE SHIELD OF NEW JERSEY, INC.
                              HEALTH CARE SERVICE CORPORATION
                                  INDEPENDENCE BLUE CROSS
                       MEDICAL SERVICE ASSOCIATION OF PENNSYLVANIA
                             PIERCE COUNTY MEDICAL BUREAU, INC.
                                      VERITUS, INC.
                             GREEN SPRING HEALTH SERVICES, INC.


                                         and


                                CHARTER MEDICAL CORPORATION


                                        dated


                                    November 14, 1995

                                 STOCK PURCHASE AGREEMENT


                                     Table of Contents

                                                                                                            Page


                                                    ARTICLE 1.

                           DEFINITIONS...........................................................              1
Section 1.1.               Affiliate.............................................................              1
Section 1.2.               Associate.............................................................              1
Section 1.3.               Audited Financial Statements..........................................              1
Section 1.4.               Balance Sheet.........................................................              1
Section 1.5.               Balance Sheet Date....................................................              1
Section 1.6.               Basket Amount.........................................................              1
Section 1.7.               Benefit Plans.........................................................              2
Section 1.8.               Business..............................................................              2
Section 1.9.               Business Day..........................................................              2
Section 1.10.              Buyer Disclosure Schedule.............................................              2
Section 1.11.              Buyer SEC Reports.....................................................              2
Section 1.12.              Buyer Subsidiary......................................................              2
Section 1.13.              Buyer Subsidiary Shares...............................................              2
Section 1.14.              Cash Portion of Purchase Price........................................              2
Section 1.15.              Charter Common Stock..................................................              2
Section 1.16.              Closing...............................................................              2
Section 1.17.              Closing Date..........................................................              2
Section 1.18.              Code..................................................................              2
Section 1.19.              Company Affiliate.....................................................              2
Section 1.20.              Confidentiality Agreement.............................................              2
Section 1.21.              Contract..............................................................              2
Section 1.22.              Credit Agreement......................................................              2
Section 1.23.              Director and Officer Policies.........................................              3
Section 1.24.              Employment Contracts..................................................              3
Section 1.25.              Encumbrances..........................................................              3
Section 1.26.              Environmental Laws....................................................              3
Section 1.27.              ERISA.................................................................              3
Section 1.28.              ERISA Affiliate.......................................................              3
Section 1.29.              ERISA Pension Plan....................................................              3
Section 1.30.              ERISA Welfare Plan....................................................              3
Section 1.31.              Exchange Agreement....................................................              3
Section 1.32.              Family Member.........................................................              3
Section 1.33.              Financial Statements..................................................              3
Section 1.34.              GAAP..................................................................              3
Section 1.35.              Governmental Antitrust Authority......................................              3
Section 1.36.              Governmental Authority................................................              3
Section 1.37.              GPA...................................................................              4


                                                     - i -





Section 1.38.              GPA Balance Sheet.....................................................              4
Section 1.39.              GPA Balance Sheet Date................................................              4
Section 1.40.              GPA Common Stock......................................................              4
Section 1.41.              GPA Company Affiliate.................................................              4
Section 1.42.              GPA Disclosure Letter.................................................              4
Section 1.43.              GPA Financial Statements..............................................              4
 Section 1.44.             GPA Stock Exchange Agreement..........................................              4
Section 1.45.              GPA Subsidiary........................................................              4
Section 1.46.              GPA Subsidiary Shares.................................................              4
Section 1.47.              GSHS Disclosure Schedule..............................................              4
Section 1.48.              GSHS Long Term Compensation Plan......................................              4
Section 1.49.              GSHS Shares...........................................................              4
Section 1.50.              HSR Act...............................................................              4
Section 1.51.              Indemnifiable Damages.................................................              4
Section 1.52.              Interim Financial Statements..........................................              4
Section 1.53.              Intellectual Property.................................................              4
Section 1.54.              IRS...................................................................              5
Section 1.55.              Knowledge.............................................................              5
Section 1.56.              Leased Real Property..................................................              5
Section 1.57.              Leases................................................................              5
Section 1.58.              Market Value..........................................................              5
Section 1.59.              New GSHS Shares.......................................................              5
Section 1.60.              New Stockholders' Agreement...........................................              5
Section 1.61.              Old Shareholders' Agreement...........................................              5
Section 1.62.              Operating Agreement...................................................              5
Section 1.63.              Parachute Plan........................................................              5
Section 1.64.              Permits...............................................................              5
Section 1.65.              Permitted Encumbrances................................................              5
Section 1.66.              Purchase Price........................................................              5
Section 1.67.              Registration Statement................................................              5
Section 1.68.              Seller Disclosure Schedule............................................              6
Section 1.69.              Stock Portion of Purchase Price.......................................              6
Section 1.70.              Subsidiary............................................................              6
Section 1.71.              Subsidiary Shares.....................................................              6
Section 1.72.              Takeover Proposal ....................................................              6
Section 1.73.              Tax or Taxes .........................................................              6
Section 1.74.              Tax Return............................................................              6
Section 1.75.              Tax Sharing Agreement.................................................              6
Section 1.76.              Third-Party Claim.....................................................              6
Section 1.77.              Undisclosed Liability.................................................              6
Section 1.78.              1933 Act..............................................................              6
Section 1.79.              1934 Act..............................................................              6
Section 1.80.              Other Defined Terms...................................................              6


                                                    ARTICLE 2.

                           SALE OF STOCK; CLOSING................................................              6
Section 2.1.               Purchase and Sale.....................................................              6
Section 2.2.               Purchase Price........................................................              7


                                                     - ii -






Section 2.3.               Transfer and Delivery of GSHS Shares and
                           New GSHS Shares; Payment of Purchase Price............................              7
Section 2.4.               Time and Place of Closing.............................................              8


                                                    ARTICLE 3.

                           REPRESENTATIONS AND WARRANTIES OF GSHS................................              8
Section 3.1.               Organization, etc.....................................................              8
Section 3.2.               Authorization; Execution; Binding Effect..............................              8
 Section 3.3.              Capitalization; Share Ownership.......................................              9
Section 3.4.               Subsidiaries..........................................................              9
Section 3.5.               No Conflicting Agreements or Charter
                           Provisions............................................................              10
Section 3.6.               Consents, Approvals, Licenses, Etc....................................              10
Section 3.7.               Litigation............................................................              10
Section 3.8.               Financial Statements..................................................              11
Section 3.9.               No Undisclosed Liabilities............................................              11
Section 3.10.              Compliance with Laws; Permits.........................................              11
Section 3.11.              No Adverse Changes....................................................              11
Section 3.12.              Intellectual Property.................................................              12
Section 3.13.              Certain Transactions..................................................              13
Section 3.14.              Benefit Plans.........................................................              13
Section 3.15.              Tax Matters...........................................................              15
Section 3.16.              Contracts.............................................................              16
Section 3.17.              Insurance.............................................................              17
Section 3.18.              Personnel Matters.....................................................              17
Section 3.19.              Properties............................................................              17
Section 3.20.              Absence of Certain Commercial Practices...............................              18
Section 3.21.              Obligations Under Certain Agreements..................................              18
Section 3.22.              Brokers, Finders and Investment Bankers...............................              18


                                                    ARTICLE 4.

                           REPRESENTATIONS AND WARRANTIES OF THE SELLER . . . . .                              19
Section 4.1.               Organization, etc.....................................................              19
Section 4.2.               Authorization; Execution; Binding Effect..............................              19
Section 4.3.               Capitalization; Share Ownership.......................................              19
Section 4.4.               No Conflicting Agreements or
                           Charter Provisions....................................................              19
Section 4.5.               Consents, Approvals, Licenses, Etc....................................              20


                                                    ARTICLE 5.

                           REPRESENTATIONS AND WARRANTIES OF BUYER...............................              20
Section 5.1.               Organization, etc.....................................................              20


                                                     - iii -





Section 5.2.               Authorization; Execution; Binding Effect..............................              20
Section 5.3.               No Conflicting Agreements or
                           Charter Provisions....................................................              21
Section 5.4.               Securities Filings....................................................              21
Section 5.5.               Capitalization........................................................              21
Section 5.6.               Absence of Certain Changes or Events..................................              22
Section 5.7.               Litigation............................................................              22
Section 5.8.               Compliance with Laws..................................................              22
Section 5.9.               Credit Agreement Amendment............................................              23
Section 5.10.              No Undisclosed Liabilities............................................              23
Section 5.11.              Brokers, Finders and Investment Bankers...............................              23
Section 5.12.              Subsidiaries..........................................................              23
Section 5.13.              Takeover Provisions Inapplicable......................................              23
Section 5.14.              GPA...................................................................              23


                                                    ARTICLE 6.

                           COVENANTS OF SELLER AND BUYER AND GSHS................................              32
Section 6.1.               Investigation of Business; Access to
                           Properties and Records................................................              32
Section 6.2.               Regulatory and Other Authorizations...................................              32
Section 6.3.               Best Efforts; Obtaining Consents and
                           Making Notifications; Disclosure of Changes...........................              34
Section 6.4.               Further Assurances....................................................              34
Section 6.5.               Conduct of Business of GSHS and Subsidiaries..........................              34
Section 6.6.               Preservation of Business..............................................              36
Section 6.7.               Public Announcements..................................................              36
Section 6.8.               No Solicitation.......................................................              36
Section 6.9.               Right to Update, Cure.................................................              37
Section 6.10.              Conduct of Buyer Business Prior to Closing............................              37
Section 6.11.              GSHS Long-Term Compensation Plan......................................              37
Section 6.12.              Post-Closing Operations and Events....................................              37
Section 6.13.              Registration Statement................................................              38
Section 6.14.              New GSHS Shares.......................................................              42


                                                    ARTICLE 7.

                           CONDITIONS TO BUYER'S OBLIGATION TO CLOSE.............................              42
Section 7.1.               Representations, Warranties and
                           Covenants of Seller...................................................              42
Section 7.2.               Filings; Consents; Waiting Periods....................................              42
Section 7.3.               No Injunction.........................................................              43
Section 7.4.               Closing Documents.....................................................              43
Section 7.5.               Absence of Litigation.................................................              44
Section 7.6.               Customer Contracts....................................................              44
Section 7.7.               Old Shareholders' Agreement...........................................              44
Section 7.8.               Exchange Agreement....................................................              44
Section 7.9.               GPA Stock Exchange Agreement..........................................              44


                                                     - iv -






Section 7.10.              New Stockholders' Agreement...........................................              44
Section 7.11.              Operating Agreements..................................................              44
Section 7.12.              Purchase of New GSHS Shares...........................................              45
Section 7.13.              GSHS Certificate of Incorporation
                           and Bylaws............................................................              45
Section 7.14.              Agreement Among Sellers...............................................              45
Section 7.15.              Fairness Opinion......................................................              45
Section 7.16.              Credit Agreement......................................................              45
Section 7.17.              Certain Capital Contributions.........................................              45
Section 7.18.              Board Approvals.......................................................              45
Section 7.19.              GSHS Long-Term Compensation Plan......................................              45
Section 7.20.              Section 6.13..........................................................              45


                                                    ARTICLE 8.

                           CONDITIONS TO SELLER'S OBLIGATIONS TO CLOSE...........................              46
Section 8.1.               Representations, Warranties and
                           Covenants of Buyer....................................................              46
Section 8.2.               Filings; Consents; Waiting Periods....................................              46
 Section 8.3.              No Injunction.........................................................              46
Section 8.4.               No Material Adverse Change............................................              46
Section 8.5.               Closing Documents.....................................................              46
Section 8.6.               Absence of Litigation.................................................              47
Section 8.7.               Execution of Other Agreements.........................................              47
Section 8.8.               GPA Stock Exchange; New GSHS Shares;
                           GSHS Certificate of Incorporation
                           and Bylaws............................................................              47
Section 8.9.               Credit Agreement......................................................              47
Section 8.10.              Board Approvals.......................................................              47
Section 8.11.              Fairness Opinion......................................................              47
Section 8.12.              Section 6.13..........................................................              47


                                                    ARTICLE 9.

                           SURVIVAL; INDEMNIFICATION ............................................              47
Section 9.1.               Survival..............................................................              47
Section 9.2.               Indemnification.......................................................              48
Section 9.3.               Exclusive Remedy......................................................              50


                                                    ARTICLE 10.

                           TERMINATION...........................................................              51
Section 10.1.              Termination...........................................................              51
Section 10.2.              Procedure and Effect of Termination...................................              51



                                                     - v -





                                                    ARTICLE 11.

                           MISCELLANEOUS.........................................................              52
Section 11.1.              Counterparts..........................................................              52
Section 11.2.              Governing Law.........................................................              52
Section 11.3.              No Third Party Beneficiaries..........................................              52
Section 11.4.              Entire Agreement......................................................              52
Section 11.5.              Expenses..............................................................              52
Section 11.6.              Notices...............................................................              52
Section 11.7.              Successors and Assigns................................................              56
Section 11.8.              Headings; Definitions.................................................              56
Section 11.9.              Amendments and Waivers................................................              56
Section 11.10.             Specific Performance..................................................              56
Section 11.11.             Severability of Provisions............................................              56
Section 11.12.             Seller Liability......................................................              57


                             STOCK PURCHASE AGREEMENT

           THIS STOCK PURCHASE AGREEMENT ("Agreement") dated as of the 14th day of November, 1995, is made and entered into by and among Blue Cross and Blue Shield of New Jersey, Inc. ("BCBS"), a New Jersey health service corporation, Health Care Service Corporation ("HCSC"), an Illinois legal mutual reserve company, Independence Blue Cross ("IBC"), a Pennsylvania non-profit hospital plan corporation, Medical Service Association of Pennsylvania ("MSAP"), a
Pennsylvania corporation, Pierce County Medical Bureau, Inc. ("PCMB"), a Washington non-profit corporation, Veritus, Inc. ("VI"), a Pennsylvania non-profit corporation, Green Spring Health Services, Inc. ("GSHS"), a Delaware corporation, and Charter Medical Corporation, a Delaware corporation ("Buyer"). (Each of BCBS, HCSC, IBC, MSAP, PCMB and VI is referred to in this Agreement as a "Seller" and together as the "Sellers").

           WHEREAS, Sellers own all of the issued and outstanding common stock of GSHS in the amounts set forth in Section 3.3 of the GSHS Disclosure Schedule and Section 4.3 of the Seller Disclosure Schedule;

           WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, 5,391.92 of the issued and outstanding shares of common stock of GSHS as of the date of this Agreement and 516.82 shares of the common stock of GSHS that are to be purchased by Sellers pursuant to Section 6.15 prior to the Closing of the transactions contemplated by this Agreement, both upon the terms and subject to the conditions set forth in this Agreement (the sale and purchase of such shares are referred to in this Agreement as the "Stock Purchase");

           NOW, THEREFORE, the parties to this Agreement agree as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

           As used in this Agreement, the following terms shall have the following meanings:

           Section 1.1. "Affiliate" shall mean, with respect to any person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person.

           Section 1.2. "Associate" shall mean, with respect to any person, any corporation or other business organization of which such person is an executive officer (as such term is defined in Rule 3b-7 under the 1934 Act) or partner or is the beneficial owner, directly or indirectly, of ten percent or more of any class of equity securities, any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar capacity and any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

           Section 1.3. "Audited Financial Statements" shall mean the audited consolidated balance sheets of GSHS at December 31, 1994, 1993 and 1992 and the related audited consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended, including related footnotes, in each case as examined by and accompanied by the report of Arthur Andersen LLP, independent certified public accountants, which Audited Financial Statements are included in the GSHS Disclosure Schedule.

           Section 1.4. "Balance Sheet" shall mean the unaudited consolidated balance sheet of GSHS as of August 31, 1995 included in the Interim Financial Statements.

           Section 1.5.  "Balance Sheet Date" shall mean August 31, 1995.

           Section 1.6. "Basket Amount" shall mean an amount equal to Five Million Dollars ($5,000,000).

           Section 1.7. "Benefit Plans" shall mean all plans, programs, ERISA Welfare Plans, ERISA Pension Plans and other arrangements under which or through which GSHS or an ERISA Affiliate provides, or has an obligation to provide, or makes, or has an obligation to make, contributions to provide, compensation or benefits of any kind or description whatsoever (whether current or deferred and whether paid in cash or in kind) to, or on behalf of, one, or more than one, employee or director or former employee or former director, other than any plans, programs or other arrangements which only provide for the payment of cash compensation currently from the general assets of GSHS or an ERISA Affiliate on a payday by payday basis as base salary or hourly wages for current services.

           Section 1.8. "Business" shall mean the business of providing managed behavioral health care services, including managed alcohol and other substance abuse services and employee assistance plan services; and the components of such services may include for a particular client or customer one or more of the following concerning behavioral healthcare: case or care management, administrative services for self-insured or partly self-insured customers, utilization review, certification or pre-admission or pre-treatment certification, assessment and referral, triage, services priced on a capitated, non-capitated or partly-capitated basis, staff clinical services, provider network services and preferred provider organization services.

           Section 1.9. "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

           Section 1.10. "Buyer Disclosure Schedule" shall mean the disclosure schedule, dated as of the date of this Agreement, delivered to Sellers by Buyer, as amended and updated pursuant to Section 6.9.

           Section 1.11. "Buyer SEC Reports" shall have the meaning set forth in
Section 5.4.

           Section  1.12."Buyer   Subsidiary"   shall  mean  a   corporation,
partnership or other entity of which the Buyer satisfies the provisions of either clause (i) or clause (ii) of the definition of Subsidiary.

           Section 1.13. "Buyer Subsidiary Shares" shall have the meaning set forth in Section 5.13.

           Section 1.14. "Cash Portion of Purchase Price" shall have the meaning set forth in Section 2.2.

           Section 1.15. "Charter Common Stock" shall mean the common stock, par value $0.25 per share, of Buyer.

           Section 1.16. "Closing" shall have the meaning set forth in Section 2.4.

           Section 1.17. "Closing Date" shall mean the date and effective time at which the Closing occurs.

           Section 1.18. "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the regulations promulgated thereunder.

           Section 1.19. "Company Affiliate" shall have the meaning set forth in
Section 3.13.

           Section 1.20. "Confidentiality Agreement" shall mean the Confidentiality Agreement between GSHS and Buyer dated as of April 25, 1995.

           Section  1.21."Contract"  shall  mean  any  contract,   agreement,
indenture, lease of personal property (whether or not capitalized), note, bond, loan agreement, letter of credit agreement, line of credit agreement, instrument, lien, conditional sales contract, mortgage, franchise, commitment, obligation or other arrangement or agreement, but shall exclude leases of real property and insurance policies.

           Section 1.22. "Credit Agreement" shall have the meaning set forth in
Section 6.12(a).

           Section 1.23. "Director and Officer Policies" shall mean any insurance policies providing coverage or benefits with respect to liabilities incurred by or imposed on the directors or officers of GSHS or any Subsidiary.

           Section 1.24. "Employment Contracts" shall mean all Contracts or other arrangements under which GSHS or a Subsidiary has agreed to employ any person for any period, including severance contracts.

           Section 1.25. "Encumbrances" shall mean any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, or other encumbrance of any kind.

           Section 1.26. "Environmental Laws" shall mean all federal, state and local laws, statutes, regulations, rules, ordinances, and orders with respect to pollution or protection of the environments including laws relating to Hazardous Substances or other toxic materials or wastes into ambient air, surface water, ground space water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or Hazardous Substances or other toxic materials or wastes.

           Section 1.27. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations under the Employee Retirement Income Security Act of 1974, as amended.

           Section 1.28. "ERISA Affiliate" shall mean a corporation that is or was a member of a controlled group of corporations with GSHS within the meaning of Section 414(b) of the Code, a trade or business (including a sole proprietorship, partnership, limited liability company, trust, estate or corporation) that is under common control with GSHS within the meaning of
Section 414(m) of the Code, or a trade or business which together with GSHS is treated as a single employer under Section 414(o) of the Code.

           Section 1.29. "ERISA Pension Plan" shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA which is established, maintained or contributed to by GSHS or any ERISA Affiliate.

           Section 1.30. "ERISA Welfare Plan" shall mean any employee welfare benefit plan as defined in Section 3(1) of ERISA which is established, maintained or contributed to by GSHS or any ERISA Affiliate.

           Section 1.31. "Exchange Agreement" shall mean the Exchange Agreement among certain of the Sellers and Buyer, dated as of the Closing Date and attached to this Agreement as Exhibit A.

           Section 1.32.  "Family Member" shall have the meaning set forth in
Section 3.13.

           Section 1.33. "Financial Statements" shall mean the Audited Financial Statements and the Interim Financial Statements.

           Section  1.34.  "GAAP"  shall  mean  generally  accepted   accounting
principles (as such term is used in the American Institute of Certified Public Accountants' Professional Standards) from time to time in effect.

           Section 1.35. "Governmental Antitrust Authority" shall mean any governmental authority (federal or state) with jurisdiction over the enforcement of any applicable antitrust laws.

           Section 1.36. "Governmental Authority" shall mean any foreign, federal, state or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality thereof.

           Section 1.37. "GPA" shall mean Group Practice Affiliates, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer.

           Section 1.38. "GPA Balance Sheet" shall have the meaning set forth in Section 5.14(l).

           Section 1.39. "GPA Balance Sheet Date" shall have the meaning set forth in Section 5.14(l).

           Section 1.40. "GPA Common Stock" shall have the meaning set forth in
Section 5.14(a).

           Section 1.41. "GPA Company Affiliate" shall have the meaning set forth in Section 5.14(p).

           Section 1.42. "GPA Disclosure Letter" shall have the meaning set forth in Section 5.14(g).

           Section 1.43. "GPA Financial Statements" shall have the meaning set forth in Section 5.14(e).

           Section 1.44. "GPA Stock Exchange Agreement" shall mean the GPA Stock Exchange Agreement, dated the date of this Agreement, between Buyer and GSHS providing for the acquisition by GSHS on the Closing Date, in a tax-free reorganization pursuant to Section 368(a)(1)(B) of the Code, of all the issued and outstanding common stock of GPA from Buyer for 969.04 shares of the common stock of GSHS, a copy of which is attached as Exhibit B.

           Section 1.45. "GPA Subsidiary" shall have the meaning set forth in
Section 5.14(f).

           Section 1.46. "GPA Subsidiary Shares" shall have the meaning set forth in Section 5.14(h).

           Section 1.47. "GSHS Disclosure Schedule" shall mean the disclosure schedule, dated as of the date of this Agreement, delivered to Buyer by GSHS, as amended and updated pursuant to Section 6.9.

           Section 1.48. "GSHS Long Term Compensation Plan" shall have the meaning set forth in Section 6.11.

           Section 1.49. "GSHS Shares" shall have the meaning set forth in
Section 2.1.

           Section 1.50. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

           Section 1.51. "Indemnifiable Damages" shall mean any and all liabilities, losses, interest, penalties, obligations, judgments, damages, fines, amounts paid or payable in settlement, expenses and costs (including, without limitation, reasonable counsel fees, accounting fees, investigation costs and costs and expenses incurred in connection with the foregoing).

           Section 1.52. "Interim Financial Statements" shall mean the unaudited consolidated balance sheet of GSHS at August 31, 1995 and the related unaudited consolidated statement of operations for the eight-month period then ended, which Interim Financial Statements are included in the GSHS Disclosure Schedule.

           Section 1.53. "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, procedures, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

           Section 1.54. "IRS" shall mean the Internal Revenue Service.

           Section 1.55. "Knowledge" shall mean actual knowledge of an executive officer of any Seller, Buyer or Buyer Subsidiary and, in the case of GSHS or any Subsidiary, actual knowledge of any executive officer or director.

           Section 1.56. "Leased Real Property" shall mean the real property leased by GSHS or any Subsidiary, as tenant, together with, to the extent leased by GSHS or a Subsidiary, all buildings and other structures, facilities or improvements currently or subsequently located on or at such property, all fixtures, systems, equipment and items of personal property of GSHS attached or appurtenant to such real property, and all easements, licenses, rights and appurtenances relating to the foregoing.

           Section 1.57. "Leases" shall mean the leases for the Leased Real Property.

           Section 1.58. "Market Value" shall mean the arithmetic average of the closing sale prices for a share of Charter Common Stock as reported by the American Stock Exchange for the ten trading days immediately preceding the third business day prior to the Closing Date; provided, however, that if such arithmetic average is less than $20.00, the Market Value shall be deemed to be $20.00 and provided, further, that if such arithmetic average is greater than $22.00, the Market Value shall be deemed to be $22.00.

           Section 1.59. "New GSHS Shares" shall mean the shares of common stock of GSHS to be purchased by Sellers pursuant to Section 6.14 prior to the Closing and sold to Buyer at the Closing pursuant to Section 6.14.

           Section  1.60.   "New   Stockholders'   Agreement"   shall  mean  the
Stockholders' Agreement among Sellers (other than MSAP and VI), Buyer and GSHS, dated as of the Closing Date and attached to this Agreement as Exhibit C.

           Section  1.61.   "Old   Shareholders'   Agreement"   shall  mean  the
Subscription and Stockholders' Agreement among Sellers and GSHS, initially dated as of April 29, 1993, as amended from time to time after such date.

           Section 1.62. "Operating Agreement" shall mean an agreement between GSHS (or a Subsidiary) and a customer for the provision by GSHS (or a Subsidiary) to the customer of services related to one or more aspects of the Business.

           Section 1.63. "Parachute Plan" shall mean any plan, program or policy of any kind or description whatsoever or provision in an Employment Contract that promises any special or enhanced benefits as a result of a change of control in GSHS or any Subsidiary.

           Section 1.64. "Permits" shall mean all permits, licenses and other governmental approvals, accreditations, participation agreements, consents, authorizations, certificates of authority and orders.

           Section 1.65. "Permitted Encumbrances" shall mean (i) Encumbrances for Taxes not yet payable and for Taxes being contested in good faith, (ii) Encumbrances arising out of, under or in connection with this Agreement and
(iii) Encumbrances and imperfections of title that do not secure payment of borrowed money and the existence of which do not materially affect the use of the property subject to such Encumbrances.

           Section 1.66.  "Purchase Price" shall have the meaning set forth in
Section 2.2.

           Section 1.67. "Registration Statement" shall have the meaning set forth in Section 6.13.

           Section 1.68. "Seller Disclosure Schedule" shall mean the disclosure schedule, dated as of the date of this Agreement, delivered to Buyer by Sellers, as amended and updated pursuant to Section 6.9.

           Section 1.69. "Stock Portion of Purchase Price" shall have the meaning set forth in Section 2.2.

           Section 1.70. "Subsidiary" shall mean a corporation, partnership or other entity of which GSHS (i) has the power to elect more than 50% of the board of directors or other governing authority either directly or indirectly or (ii) owns or controls more than 50% of the outstanding equity securities or equity interests either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities or equity interests is owned directly or indirectly by its parent.

           Section 1.71. "Subsidiary Shares" shall have the meaning set forth in
 Section 3.4(b).

           Section 1.72. "Takeover Proposal" shall mean any proposal for a merger, consolidation, acquisition of all of the stock or assets of GSHS or the acquisition of a substantial equity interest in GSHS or a substantial portion of the consolidated assets of GSHS or any solicitation of proxies in connection with any meeting for the purpose of effecting a business combination or change in control.

           Section 1.73. "Tax" or "Taxes" shall mean all federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees, and charges of any nature whatsoever including, without limitation, income tax withholding, unemployment and social security taxes, interest, penalties and additions to tax with respect to such taxes.

           Section 1.74. "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment to such documents and any amendment of such documents.

           Section 1.75. "Tax Sharing Agreement" shall have the meaning set forth in Section 6.12(b).

           Section 1.76. "Third-Party Claim" shall have the meaning set forth in Section 9.2(c).

           Section 1.77. "Undisclosed Liability" shall mean an obligation, indebtedness or liability of any nature (each of which, for purposes of this definition, is assumed to be material), which is required by GAAP to be reflected on the Balance Sheet or in the notes to the Balance Sheet or to the Financial Statements of which the Balance Sheet is a part and which is not reflected, reserved against or disclosed on the Balance Sheet or the notes to the Financial Statements or disclosed in this Agreement or the GSHS Disclosure Schedule.

           Section 1.78. "1933 Act" shall mean the Securities Act of 1933, as amended.

           Section 1.79. "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

           Section 1.80. Other Defined Terms. The terms defined in first paragraph and in the whereas clauses shall have the meanings given to such terms in such paragraph and whereas clauses.


                                   ARTICLE 2.
                             SALE OF STOCK; CLOSING

           Section 2.1. Purchase and Sale. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions to Closing set forth in this Agreement, at the Closing Sellers will sell and Buyer will purchase (a) an aggregate of 5,391.92 shares of common stock of GSHS, par value $0.01 per share (collectively, the "GSHS Shares"), which constitute, and will constitute as of the Closing, approximately 40% of the issued and outstanding capital stock of GSHS; and Buyer will purchase the GSHS Shares from each Seller, and each Seller will sell the GSHS Shares to Buyer, in the following amounts: BCBS - 347.98 shares, HCSC -
347.98 shares, IBC - 347.98 shares, MSAP - 2,000 shares, PCMB - 347.98 shares, and VI - 2,000 shares; and (b) the New GSHS Shares, which will consist of an aggregate of 516.82 shares of common stock of GSHS, par value $0.01 per share, which shares shall be the shares purchased by Sellers from GSHS prior to Closing pursuant to Section 6.14; and Buyer will purchase the New GSHS Shares from each Seller, and each Seller will sell the New GSHS Shares to Buyer in the following amounts: BCBS - 86.14 shares, HCSC - 86.14 shares, IBC - 86.14 shares, MSAP -
86.14 shares, PCMB - 86.14 shares, and VI - 86.14 shares.


           Section 2.2. Purchase Price. In full payment for the GSHS Shares and the New GSHS Shares, Buyer will pay and deliver to Sellers an aggregate purchase price of Seventy-three Million, One Hundred Sixty-nine Thousand Nine Hundred Ninety-five and 46/100 Dollars ($73,169,995.46) (the "Purchase Price") payable to each Seller in the following amounts:

                             Purchase Price               Purchase Price                       Total
           Seller            For GSHS Shares              For New GSHS Shares                  Purchase Price
           ------            ---------------              -------------------                  --------------

1.         BCBS             $ 4,309,158.13                   $ 1,066,660.49                    $ 5,375,818.62

2.         HCSC             $ 4,309,158.13                   $ 1,066,660.49                    $ 5,375,818.62

3.         IBC              $ 4,309,158.13                   $ 1,066,660.49                    $ 5,375,818.62

4.         MSAP             $24,766,700.00                   $ 1,066,660.49                    $25,833,360.49

5.         PCMB             $ 4,309,158.13                   $ 1,066,660.49                    $ 5,375,818.62

6.         VI               $24,766,700.00                   $ 1,066,660.49                    $25,833,360.49

           Each Seller (other than MSAP and VI) may elect, by written notice delivered to Buyer not later than November 15, 1995, or such later date as Buyer may agree upon in writing, to receive all or any portion of the Purchase Price payable to such Seller in the form of Charter Common Stock valued at Market Value; provided, however, that if the aggregate preliminary elections made by all such Sellers exceed $18,290,000 of Charter Common Stock valued at Market Value, each such Seller's election shall be reduced by such Seller's pro rata share of the amount in excess of $18,290,000 (the "Stock Portion of the Purchase Price"). Any such election shall be irrevocable. The portion of the Purchase Price payable to MSAP and VI shall be paid in cash. The difference between the aggregate Purchase Price and the Stock Portion of the Purchase Price shall be payable in cash (the "Cash Portion of the Purchase Price").


           Section 2.3. Transfer and Delivery of GSHS Shares and New GSHS Shares; Payment of Purchase Price.

           (a) GSHS Shares. At the Closing, each Seller, severally and not jointly, shall sell, assign, transfer and deliver to Buyer (i) the number of GSHS Shares set forth by its name in Section 2.1 by delivery to Buyer of a certificate or certificates representing such GSHS Shares, duly endorsed for transfer or accompanied by duly executed stock powers, and (ii) the number of New GSHS Shares set forth by its name in Section 2.1 by delivery to Buyer of a certificate or certificates representing such New GSHS Shares, duly endorsed for transfer or accompanied by duly executed stock powers. Sellers severally covenant and agree with Buyer to cause GSHS to, and GSHS agrees to, immediately upon the Closing, accept for transfer such certificates for the GSHS Shares and the New GSHS Shares and to issue to Buyer a certificate or certificates, in the name of Buyer, representing the GSHS Shares and the New GSHS Shares.

           (b) Payment of Cash Portion of the Purchase Price. At the Closing, Buyer will pay to each Seller its portion of the Cash Portion of the Purchase Price by wire transfer of immediately available funds to an account of each Seller designated by each Seller in writing to Buyer not less than three Business Days prior to the Closing.

           (c) Payment of Stock Portion of the Purchase Price. At the Closing, Buyer will deliver to each Seller its portion of the Stock Portion of the Purchase Price by delivery to such Seller of a certificate registered in the name of such Seller for a number of shares of Charter Common Stock equal to such Seller's Stock Portion of the Purchase Price divided by the Market Value of Charter Common Stock and rounded up to the nearest whole number.


           Section 2.4. Time and Place of Closing. The closing (the "Closing") of the Stock Purchase will be held at 10:00 a.m. on the fifth Business Day after the latest to occur of (i) the termination of the waiting periods under the HSR Act, (ii) the fulfillment or waiver of the conditions set forth in Articles 7 and 8, and (iii) November 30, 1995, at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia or, if Buyer so requests, at offices in New York, New York of counsel to Buyer's commercial lenders, or at such other time and place as the parties may agree. It is understood that the Stock Purchase shall be deemed to take place effective as of the close of business on the Closing Date, regardless of the time at which the Closing actually occurs on the Closing Date.


                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES OF GSHS

           GSHS represents and warrants to Buyer as follows and acknowledges that Buyer is relying upon such representations and warranties in connection with the transactions provided for in this Agreement. The parties acknowledge that certain of the representations and warranties set forth in this Article 3 lack qualifications as to materiality in light of the agreements set forth in Sections 7.1 and 9.2(f).


           Section 3.1. Organization, etc. GSHS and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of their respective states of incorporation and has all requisite corporate power and authority (i) to conduct its business as it is now conducted and to own or lease all of the properties owned or leased by it; and (ii) in the case of GSHS, to enter into and perform its obligations under this Agreement. True, correct and complete copies of the Certificate or Articles of Incorporation and bylaws of GSHS and each Subsidiary as of the date of this Agreement have been previously delivered or made available to Buyer. The corporate records and minute books of GSHS and each Subsidiary contain complete and accurate minutes of all meetings and other corporate actions of the directors and stockholders of GSHS and each Subsidiary held, in the case of GSHS, since its date of incorporation, and in the case of each Subsidiary, since the date of its acquisition by GSHS, and the share certificate books and register of stockholders of GSHS and each Subsidiary are complete and accurate. GSHS and each Subsidiary is duly qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions in which the ownership or lease of property by it or the conduct of its business makes such qualification necessary.


           Section 3.2. Authorization; Execution; Binding Effect. The execution, delivery and performance of this Agreement, the GPA Stock Exchange Agreement and the New Stockholders' Agreement, and the consummation of the transactions provided for in such agreements have been duly authorized by all necessary corporate action on the part of GSHS. Assuming due execution and delivery by the other parties, this Agreement, the GPA Stock Exchange Agreement and the New Stockholders' Agreement constitute the legal, valid and binding obligation of GSHS, enforceable against GSHS in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


           Section 3.3. Capitalization; Share Ownership. The authorized capital stock of GSHS consists of 12,000 shares of $0.01 par value common stock, of which 12,000 shares are issued and outstanding. Upon completion of the amendment to the Certificate of Incorporation of GSHS and the issuance and sale of the New GSHS Shares, as provided by Section 6.14, the authorized capital stock of GSHS will consist of 15,000 shares of $0.01 common stock, of which 12,516.82 shares will be issued and outstanding. All outstanding shares of the capital stock of GSHS are, and upon the sale and issuance pursuant to Section 6.14 and the GPA Stock Exchange Agreement, respectively, the New GSHS Shares and the shares of common stock of GSHS to be issued pursuant to the GPA Stock Exchange Agreement will be, duly authorized, validly issued and fully paid, nonassessable and in no case issued in violation of any pre-emptive rights granted by GSHS. GSHS has no shares of its capital stock in its treasury. Except for this Agreement, the transactions contemplated by the GPA Stock Exchange Agreement and Section 6.14, and as set forth in Section 3.3 of the GSHS Disclosure Schedule, (i) there is no existing subscription, option, warrant, call, right, commitment or other agreement (whether pre-emptive or contractual) to which GSHS is a party requiring, and there are no convertible securities of GSHS outstanding which upon conversion would require, directly or indirectly, the issuance of any additional common stock of GSHS or other securities convertible into or exercisable or exchangeable for common stock of GSHS or any other equity security of GSHS, and (ii) there are no outstanding contractual obligations of GSHS to repurchase, redeem or otherwise acquire any outstanding capital stock of GSHS. There are no bonds, debentures, notes or other indebtedness issued and outstanding having the right to vote on any matters on which GSHS's stockholders may vote. There are no obligations, contingent or otherwise, of GSHS or any Subsidiary to (x) repurchase, redeem or otherwise acquire any outstanding capital stock of GSHS or the capital stock of, or other equity interests in, any Subsidiary or (y) except for guarantees of obligations of, or loans and advances to, GSHS or any Subsidiary, provide funds to, or make investments in, or provide any guarantee with respect to the obligations of any other person. The GSHS Shares sold pursuant to this Agreement have been duly authorized and validly issued, fully paid and nonassessable, will be delivered free and clear of all liens, charges and encumbrances of any kind or nature and will not be in violation of any pre-emptive rights. Except for the Old Shareholders' Agreement, GSHS has granted no person or entity any registration rights in respect of common stock of GSHS or securities convertible into or exercisable or exchangeable for common stock of GSHS. Each Seller is the sole record owner of the shares of GSHS listed beside such Seller's name in Section 3.3 of the GSHS Disclosure Schedule and, upon consummation of the transactions contemplated by
Section 6.14, will be the sole record owner of the number of New GSHS Shares listed beside such Seller's name in Section 6.14. The Old Shareholders' Agreement is the only stockholder agreement, voting agreement, voting trust, proxy or other agreement to which GSHS is a party with respect to the voting or transfer of the common stock of GSHS.


           Section 3.4. Subsidiaries. (a) Other than the Subsidiaries set forth in Section 3.4(b) of the GSHS Disclosure Schedule, there are no other corporations, partnerships, limited liability companies, joint ventures or other entities in which GSHS or any Subsidiary owns, of record or beneficially, any direct or indirect equity interest or any right (contingent or otherwise) to acquire the same.

           (b) Section 3.4(b) of the GSHS Disclosure Schedule sets forth the jurisdiction of incorporation of each Subsidiary, its authorized capital stock, the number and class or series of its issued and outstanding shares of capital stock, and the current ownership by GSHS and its Subsidiaries of such shares (collectively, the "Subsidiary Shares"). The Subsidiary Shares constitute all the issued and outstanding shares of capital stock of the Subsidiaries. The Subsidiary Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any pre-emptive rights. There are no existing subscriptions, options, warrants, calls, rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of any Subsidiary obligating any Subsidiary to issue or sell any shares of its capital stock. Either GSHS or another Subsidiary owns the Subsidiary Shares issued by the respective Subsidiaries free and clear of all Encumbrances, except (i) as set forth in Section 3.4(b) of the GSHS Disclosure Schedule and (ii) Encumbrances arising out of or in connection with this Agreement. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Subsidiary Shares.


           Section 3.5. No Conflicting Agreements or Charter Provisions. Except as set forth in Section 3.5 of the GSHS Disclosure Schedule, the execution, delivery and compliance with and performance by GSHS of the terms and provisions of this Agreement, the GPA Stock Exchange Agreement and the New Stockholders' Agreement, and the consummation of the transactions contemplated by such agreements, will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default (or an event which, with notice, lapse of time, or both, would constitute a default) under, (iii) result in any violation of, (iv) require the obtaining of any consent, approval or action of, make any filing with or give notice to any person (except for a Governmental Authority) as a result of or under the terms of, (v) result in or give to any person any right of termination, cancellation, acceleration, modification, or increased or accelerated rights, entitlements or payments under, or (vi) result in the creation or imposition of any Encumbrance upon GSHS or any Subsidiary or any of their respective assets under: (A) the Certificate or Articles of Incorporation or bylaws of GSHS or any Subsidiary or any resolutions adopted by the stockholders or the Board of Directors of GSHS or any Subsidiary (assuming the Certificate of Incorporation of GSHS has been amended as provided in Section 6.14), or (B) any order, judgment or decree (in a proceeding to which a Governmental Authority is not a party) to which GSHS or any Subsidiary is subject.


           Section 3.6. Consents, Approvals, Licenses, Etc. No consent, approval, authorization, license, statute, law, rule, regulation, order or Permit of, or declaration, filing or registration with, or notification to, any Governmental Authority is required to be made or obtained by GSHS or any Subsidiary in connection with the execution, delivery and performance of this Agreement, the GPA Stock Exchange Agreement and the New Stockholders' Agreement, or the consummation of the transactions contemplated by such agreements, except:
(i) as set forth in Section 3.6 of the GSHS Disclosure Schedule; (ii) applicable requirements, if any, of the Delaware General Corporation Law, the 1934 Act, state securities or blue sky laws and the HSR Act; or (iii) where the failure to obtain such Permits, or to make such declarations, filing or registration or notifications, would not, either individually or in the aggregate, have an adverse effect on GSHS or any Subsidiary or Buyer involving more than $20,000.


           Section 3.7. Litigation. Except as set forth in Section 3.7 of the GSHS Disclosure Schedule, there is (whether insured or uninsured) no action, suit, proceeding or investigation pending or, to the Knowledge of GSHS or any Subsidiary, threatened in writing, at law or in equity, in any court or before or by any Governmental Authority: (i) against GSHS or any Subsidiary, except for uninsured private civil litigation not involving a claim for equitable relief and involving a claim for less than $100,000; (ii) to the Knowledge of GSHS or any Subsidiary, affecting GSHS or any Subsidiary or any of their properties, except for uninsured private civil litigation not involving a claim for equitable relief and involving a claim for less than $100,000; or (iii) to the Knowledge of GSHS or any Subsidiary, affecting this Agreement, the GPA Stock Exchange Agreement or the New Stockholders' Agreement or any action taken or to be taken or documents executed or to be executed pursuant to or in connection with the provisions of any such agreement. Prior to the execution of this Agreement, GSHS has delivered to Buyer all responses of counsel for GSHS and the Subsidiaries to auditors' requests for information delivered in connection with the 1994 Audited Financial Statements (together with any updates provided by such counsel) regarding actions or proceedings pending or threatened against, relating to or affecting GSHS or any Subsidiary.

           Section 3.8. Financial Statements. The GSHS Disclosure Schedule includes true, correct and complete copies of the Financial Statements. Each of the Financial Statements (i) has been prepared from the books and records of GSHS and the Subsidiaries, which in all material respects account for transactions, assets and liabilities consistent with good business and accounting practice and Section 13(b)(2) of the 1934 Act and (ii) fairly presents the financial position, results of operations, changes in stockholder's equity and cash flows of GSHS on a consolidated basis as of the dates and for the periods set forth in such Financial Statements, in accordance with GAAP applied consistently throughout the periods involved, except as set forth in
Section 3.8 of the GSHS Disclosure Schedule. Each of the financial statements delivered by GSHS pursuant to Section 6.1(c) shall comply with the preceding sentence.


           Section 3.9. No Undisclosed Liabilities. To the Knowledge of GSHS or any Subsidiary, neither GSHS nor any Subsidiary had any Undisclosed Liability as of the Balance Sheet Date, and except (i) as set forth in Section 3.9 of the GSHS Disclosure Schedule, (ii) as set forth in the Balance Sheet or (iii) for normal and recurring current liabilities accruing in the ordinary course of business since the date of the Balance Sheet, neither GSHS nor any Subsidiary, on the date of this Agreement, has outstanding any Undisclosed Liability. Except as set forth in the Financial Statements or in Section 3.9 of the GSHS Disclosure Schedule, neither GSHS nor any Subsidiary has any long-term indebtedness, any lease obligation required to be recorded under GAAP as a capitalized lease and on the Closing Date will have no long-term debt due to or from any Seller (except as reflected in the most recent Audited Financial Statements).


           Section 3.10. Compliance with Laws; Permits. GSHS and each Subsidiary has, since July 1, 1994, complied with all laws, regulations and orders relating or applicable to the operation of its respective business. GSHS and each Subsidiary holds all Permits required to be held by it in order to own, occupy and lease its assets and to conduct and operate its business (as presently conducted and as conducted on the Closing Date) in compliance with all applicable laws and regulations. A true and correct copy of each such Permit has previously been delivered or made available to Buyer. Except as set forth in
Section 3.6 or Section 3.10 of the GSHS Disclosure Schedule, neither GSHS nor any Subsidiary is in default or, to GSHS's Knowledge, alleged to be in default with respect to any judgment, order, writ, injunction or decree of any Governmental Authority which would have an adverse effect on the business, assets or financial condition of GSHS or any Subsidiary in excess of $50,000, no notice from any Governmental Authority or agency in respect to (including an investigation) the revocation, termination, suspension or limitation of any Permit or the failure to have any Permit has been issued or given to GSHS or any Subsidiary, nor does GSHS or any Subsidiary have any Knowledge of the proposed or threatened issuance of any such notice or of any pending or threatened investigation with respect to any such matter.


           Section 3.11. No Adverse Changes. Since the Balance Sheet Date and except as set forth in Section 3.11 of the GSHS Disclosure Schedule or as contemplated by this Agreement or the GPA Stock Exchange Agreement, there has not been, occurred or arisen:

                    (i) any adverse change in the financial condition, results of operations, prospects, business or properties of GSHS and the Subsidiaries;

                   (ii) any termination (or, to the Knowledge of GSHS or any Subsidiary, threat of termination) of any Contract to which either GSHS or any Subsidiary is a party representing $500,000 or more of revenue to GSHS or a Subsidiary for the 12-month period ended June 30, 1995;

                  (iii) any increase in the compensation payable or to become payable by GSHS or any Subsidiary to any of its directors, officers, management, employees, consultants or agents whose base annual salary or, in the case of a non-employee, base annual compensation (for any individual) exceeds $75,000 or any increase in benefits under any bonus, insurance, pension or other benefit plan made for or with any of such persons (including, but not limited to, any change in targets, goals, bonus pools and the like under any Benefit Plan, Employment Contract or other employee compensation arrangement) except for such increases made in the ordinary course of business and consistent with the past practices of GSHS or such Subsidiary;

                   (iv) any direct or indirect redemption, purchase or other acquisition by GSHS or any Subsidiary of any shares of capital stock of GSHS or any Subsidiary, any declaration, setting aside or payment of any dividend or other distribution by GSHS or any Subsidiary in respect of shares of capital stock of GSHS or any Subsidiary whether in cash, shares or property, or any loan to any stockholder;

                    (v) any unusual or extraordinary item resulting in a loss suffered by GSHS or any Subsidiary, which, individually or in the aggregate, is equal to or in excess of $500,000;

                   (vi) any mortgage on, pledge of or grant of a security interest in any of the assets of GSHS or any Subsidiary other than Permitted Encumbrances;

                  (vii) any payment default or event of default by GSHS or any Subsidiary under any debt with a principal amount equal to or greater than $100,000 or under any Lease or lease agreement with annual rental payments equal to or greater than $50,000;

                 (viii) any guaranty of any obligation or debt of any person or entity by GSHS or any Subsidiary (other than GSHS or a Subsidiary), except in the ordinary course of business;

                   (ix) any material change in (i) any investment, accounting or Tax practice or policy of GSHS or any Subsidiary or (ii) any method of calculating any bad debt, contingency, IBNR (incurred but not reported claims) or other reserve of GSHS or any Subsidiary for accounting or Tax purposes;

                    (x) any business combination involving GSHS or any Subsidiary and any other person (other than with respect to this Agreement);

                   (xi) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to any Contract which is required (or had it been in effect on the date of this Agreement would have been required) to be disclosed in Section 3.16 of the GSHS Disclosure Schedule (other than any of the foregoing contemplated by this Agreement);

                  (xii) any capital expenditures or commitments for additions to property, plant or equipment of GSHS or any Subsidiary in an aggregate amount exceeding $200,000; or

                 (xiii) any other transaction involving GSHS or any Subsidiary outside the ordinary course of business.



                    Section 3.12. Intellectual Property. GSHS or a Subsidiary either has all right, title and interest in or a valid and binding license to use all of the Intellectual Property used by GSHS or any Subsidiary in the conduct of their respective businesses. No other Intellectual Property is used or necessary in the conduct of the business of GSHS or any Subsidiary. Except as disclosed in Section
           3.12 of the GSHS Disclosure Schedule, (i) all registrations with and applications to Governmental Authorities in respect of such Intellectual Property are valid and in full force and effect, (ii) GSHS and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, and (iii) neither GSHS nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property. Neither GSHS nor any Subsidiary has received notice that GSHS or any Subsidiary is infringing any Intellectual Property of any other person, no claim is pending or, to the Knowledge of GSHS or any Subsidiary, has been made to such effect that has not been resolved and, to the Knowledge of GSHS and each Subsidiary, neither GSHS nor any Subsidiary is infringing any Intellectual Property rights of any other person.


           Section 3.13.  Certain Transactions.  Except as set forth in Section
           3.13 of the GSHS Disclosure Schedule, to the Knowledge of GSHS or any
           Subsidiary:

                    (a) No Seller, no Affiliate or Associate of any Seller (other than GSHS and its Subsidiaries), no officer, director or other Affiliate of GSHS or any Subsidiary ("Company Affiliate") and no Associate or Family Member of any Company Affiliate has directly or indirectly (i) any interest in any corporation, partnership, limited liability company, proprietorship or other entity which sells to or purchases from GSHS or any Subsidiary any products or services, (ii) sells to or purchases from GSHS or any Subsidiary any products or services, (iii) any cause of action or claim against GSHS or any Subsidiary; or (iv) a beneficial interest in any Contract to which GSHS or any Subsidiary is a party or by which it is bound;

                    (b) Neither GSHS nor any Subsidiary is indebted, either directly or indirectly, to any Company Affiliate, or any Associate or Family Member of any Company Affiliate in any amount other than current obligations for payments of salaries, bonuses and other fringe benefits for past services rendered and recorded on the books of GSHS or a Subsidiary; and

                    (c) No Company Affiliate or any Associate or Family Member of a Company Affiliate is indebted to GSHS or any Subsidiary.


                    For purposes of this Section 3.13, there shall be disregarded any interest which arises solely from the ownership of less than a five percent equity interest in a corporation whose stock is regularly traded on any national securities exchange or on the NASD National Market System; and the term "Family Member" shall mean a member of an immediate family as the term "immediate family" is defined in the instructions to Item 404 of Regulation S-K under the 1933 Act and the 1934 Act.


           Section 3.14.  Benefit Plans.

           (a) There are no Benefit Plans or Employment Contracts other than those set forth in Section 3.14(a) of the GSHS Disclosure Schedule; and no such Benefit Plans or Employment Contracts obligate GSHS or any Subsidiary to provide post-retirement health or life insurance benefits to employees or former employees of GSHS or any Subsidiary other than continuation coverage provisions under Federal and state law, including with respect to the Consolidated Omnibus Budget Reconciliation Act of 1985.

           (b) GSHS has furnished or made available to Buyer a true, complete and correct copy of each Benefit Plan and Employment Contract which is set forth in writing and a complete description of each other Benefit Plan and Employment Contract.

           (c) Except as set forth in Section 3.14(c) of the GSHS Disclosure Schedule, no assets have been set aside in a trust or other separate account (other than in a tax-exempt trust or tax-exempt separate account) by GSHS or any ERISA Affiliate to pay directly or indirectly any benefits under any Benefit Plan or Employment Contract, and all of the assets of any such tax-exempt trust or separate account are shown on the books and records of such trust or separate account at their current fair market value.

           (d) GSHS, each Subsidiary and each ERISA Affiliate have established, maintained, administered, reported and disclosed, made contributions to and otherwise performed all their duties and responsibilities under each Benefit Plan and each Employment Contract in compliance with all applicable laws. Neither GSHS, any Subsidiary nor any ERISA Affiliate has any duty or obligation to indemnify or hold any other person harmless for any liability attributable to any acts or omissions by such person with respect to any Benefit Plan, Employment Contract or employee or former employee.

           (e) Neither GSHS, any Subsidiary nor any ERISA Affiliate has any liability for any unpaid Tax or penalty with respect to any Benefit Plan or Employment Contract, including without limitation, any unpaid Tax or penalty under ERISA or under the Code.

           (f) There are no claims which have been made or, to the Knowledge of any ERISA Affiliate, threatened under any of the Benefit Plans or Employment
Contracts or against GSHS or any ERISA Affiliate with respect to any of the Benefit Plans or Employment Contracts (other than routine claims made in the ordinary course of plan or contract operations) or with respect to the employment or termination of employment or treatment of any employee or former employee, and no ERISA Affiliate has any Knowledge of any proposed or actual audit or investigation by any governmental or other law enforcement agency with respect to any Benefit Plan, Employment Contract or the employment or termination of employment or treatment of any employee or former employee.

           (g) Except as set forth in Section 3.14(g) of the GSHS Disclosure Schedule, neither GSHS, any Subsidiary nor any ERISA Affiliate is subject to any liabilities (including withdrawal liabilities) with respect to any Benefit Plan or employee benefit plan subject to Title IV of ERISA, including without limitation, any liabilities arising from Title I or Title IV of ERISA, other than the liability to make current contributions when due and to pay current expenses and premiums when due. All such contributions, expenses and premiums have been paid in full when due.

           (h) Except as set forth in Section 3.14(h) of the GSHS Disclosure Schedule, GSHS or a Subsidiary has the right under the terms of each Benefit Plan and under applicable law to terminate such plan at any time exclusively by action of GSHS or such Subsidiary, and no additional contributions would be required in order to properly effect the termination of such plan in accordance with the terms of such plan and applicable law.

           (i) Neither GSHS nor any Subsidiary employs, or has ever employed, or leases, or has ever leased, from another employer, any person who is a member of a collective bargaining unit, and neither GSHS nor any Subsidiary makes or has made, or has an obligation to make, or has had an obligation to make, or reimburses or has an obligation to reimburse, or has reimbursed or has had an obligation to reimburse, another employer directly or indirectly for making, contributions to an employee benefit plan for the benefit of such a person.

           (j) Section 280G of the Code shall not apply to any payments to be made by GSHS or any Subsidiary as a result of the transactions contemplated by this Agreement. There are no Parachute Plans to which GSHS or any Subsidiary is a party or other payment obligations of GSHS or any Subsidiary to an employee or former employee of GSHS or a Subsidiary which will be triggered as a result of the change in the control of GSHS contemplated by this Agreement and the GPA Stock Exchange Agreement, and which constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

           (k) No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

           Section 3.15.  Tax Matters.

           (a) Except as set forth in Section 3.15(a) of the GSHS Disclosure Schedule, GSHS and each Subsidiary have (i) filed when due (after taking into account applicable extensions) with the appropriate federal, state, local, foreign and other governmental agencies all Tax Returns required to be filed by them, and (ii) paid when due and payable all Taxes owed by them or, to the extent of Taxes not yet due and payable, have accrued or otherwise adequately reserved on the Financial Statements in accordance with GAAP for the payment of such Taxes not yet due and payable. All such Tax Returns are correct and complete in all material respects. Complete and accurate copies of all such Tax Returns due or filed since January 1, 1993, have been furnished or made available to Buyer. GSHS and each Subsidiary set forth in Section 3.15(a) of the GSHS Disclosure Schedule is a member of the affiliated group (as defined in Section 1504 of the Code) of corporations filing a consolidated federal income tax return of which GSHS is the common parent. GSHS has included the Subsidiaries in its consolidated federal income Tax Returns, and in its consolidated, combined or unitary state or local Tax Returns, to the extent set forth in Section 3.15(a) of the GSHS Disclosure Schedule. Except as set forth in
Section 3.15(a) of the GSHS Disclosure Schedule, neither GSHS nor any Subsidiary has obtained an extension of the time within which to file any Tax Return that has not yet been filed. Neither GSHS nor any Subsidiary has received notice from any Governmental Authority in a jurisdiction in which such entity does not file a Tax Return stating that such entity is or may be subject to taxation by that jurisdiction.

           (b) There are no Taxes assessed or, to the Knowledge of GSHS or any Subsidiary, asserted in respect of any Tax Returns filed by GSHS or any Subsidiary or claimed to be due by any taxing authority or otherwise that are not accrued or adequately reserved for on the Financial Statements in accordance with GAAP. Except as set forth in Section 3.15(b) of the GSHS Disclosure Schedule, to the Knowledge of GSHS or any Subsidiary, no Tax Return of GSHS or any Subsidiary is currently being audited or, to GSHS or any such Subsidiary's Knowledge, is scheduled for future audit by the IRS or any other taxing authority (whether foreign or domestic). Except as set forth in Section 3.15(b) of the GSHS Disclosure Schedule, neither GSHS nor any Subsidiary has executed or filed with the IRS or any other taxing authority (whether foreign or domestic) any agreement, waiver, or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes, which extension or waiver is still in effect. GSHS has delivered to Buyer correct and complete copies of all examination reports, statements of deficiencies and similar documents prepared by the IRS or any other taxing authority in the possession of GSHS or any Subsidiary that relate to the income, operations or business of GSHS or any Subsidiary. All final adjustments made by the IRS with respect to any federal Tax Return of GSHS or any Subsidiary have been reported to the relevant state, local, or foreign taxing authorities to the extent required by law. No requests for ruling or determination letters filed by GSHS or any Subsidiary are pending with any taxing authority. Except with respect to the consolidated group of which GSHS is the parent, neither GSHS nor any Subsidiary is a party to any Tax allocation or sharing agreement with any other entity or has any liability or obligation to any other entity under any such agreement that previously was in effect. Except as set forth in Section 3.15(b) of the GSHS Disclosure Schedule, neither GSHS nor any Subsidiary has any liability to any person or entity with respect to Taxes paid, owed or to be paid for periods of time during which GSHS or any Subsidiary or any predecessor of any such entity were members of a consolidated group other than the consolidated group of which GSHS is or was the common parent.

           (c) Neither GSHS nor any Subsidiary  has filed a consent  pursuant to
Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by it. No property of GSHS or any Subsidiary is property that such a corporation is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, or is "tax exempt use property" within the meaning of Section 168(h)(1) of the Code. Except as set forth in Section 3.18(c) of the GSHS Disclosure Schedule, neither GSHS nor any Subsidiary has agreed to or, to the Knowledge of GSHS or any Subsidiary, is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by GSHS or any Subsidiary, and GSHS has no Knowledge that the IRS has proposed any such adjustment or change in accounting method. Except as set forth in Section 3.15(c) of the GSHS Disclosure Schedule, neither GSHS nor any Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return, other than the affiliated group the common parent of which is GSHS, or (ii) has any liability for Taxes of any person (other than GSHS and its Subsidiaries) under Treasury Regulation ss. 1.1502-6 or any similar provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise.

           (d) Proper and timely filings of all required forms and elections have been made with the IRS to permit treatment under Section 338(h)(10) of the Code for (i) the acquisition by GSHS (then called GS Holding Corp.) of 80 percent of the stock of the Delaware corporation then called Green Spring Health Services, Inc. on April 30, 1993, pursuant to a Stock Purchase Agreement dated as of March 19, 1993, and (ii) the acquisition by GSHS of all of the outstanding stock of TAO, Inc. on June 30, 1994, pursuant to a Stock Purchase Agreement dated June 16, 1994. All federal Tax Returns filed by GSHS and any Subsidiary subsequent to such acquisitions have consistently reflected such treatment for federal income tax purposes. With respect to the acquisition described in clause
(i) of the first sentence of this paragraph, the requirements of Section 1.197-1T(c) and (e) of the Treasury Regulations were properly and timely fulfilled such that Section 197 of the Code was retroactively effective with respect to such acquisition.


           Section 3.16.  Contracts.

           (a) Except for Contracts which are terminable by GSHS or any Subsidiary without penalty or payment of any amount on 120 days' or less prior written notice, Section 3.16 of the GSHS Disclosure Schedule sets forth each of the following Contracts to which GSHS or any Subsidiary is a party: (i) any contract for borrowed money or deferred portion of purchase price equal to or in excess of $100,000 that is secured by an Encumbrance on any property of the Company or any Subsidiary; (ii) any loan agreement, credit agreement, promissory note, guarantee, indenture, subordination agreement, letter of credit, interest rate or foreign currency protection agreement or any other similar type of Contract in each case involving a debt or similar obligation of $100,000 or more; (iii) any consulting or other Contract with attorneys, accountants, actuaries, appraisers, investment bankers, lobbyists, government relations persons or other professional advisers equal to or in excess of $500,000 per year; (iv) any brokerage agreement, marketing agreement, sales agent or consulting agreement providing for the payment of commissions or other compensation with respect to referring or directing business to GSHS or any Subsidiary equal to or in excess of $150,000 per year; (v) any Contract (except for Contracts with customers) which, in whole or in part, (A) presently restricts or precludes GSHS or any present or future Subsidiary or Affiliate of GSHS from conducting any business anywhere in the world, or (B) upon the occurrence of any event, the giving of notice or the passage of time, by its terms would have such an effect; (vi) any Contract (except for Contracts with customers) that involves aggregate payments by or to GSHS or any Subsidiary in excess of $500,000; (vii) any indemnification agreement (except those entered into in the ordinary course of business), guaranty or power of attorney granted to any person or entity (other than GSHS or a Subsidiary); (viii) any lease or Lease with annual rental payments equal to or in excess of $50,000; and (ix) Contracts with the 15 largest customers of GSHS and the Subsidiaries measured by revenues from such customers during the twelve-month period ended June 30, 1995. GSHS has delivered or otherwise made available to Buyer true, correct and complete copies of the Contracts set forth in Section 3.16 of the GSHS Disclosure Schedule, together with all amendments, waivers, modifications, supplements or side letters materially affecting the obligations of any party under such Contracts.

           (b) Except as set forth opposite or otherwise as part of the description of such Contract in Section 3.16 of the GSHS Disclosure Schedule:

                    (i) Each of the Contracts set forth in Section 3.16 of the GSHS Disclosure Schedule with respect to clause (ix) of Section 3.16(a) is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, and reorganization and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

                   (ii) Since January 1, 1995, no party to any such Contract has given to GSHS or any Subsidiary notice of any breach or default under any such Contract by GSHS or a Subsidiary which has not been cured or waived;

                  (iii) Neither GSHS nor any Subsidiary is in violation, breach of or default under any such Contract in any material respect or, with notice of lapse of time or both, would be in violation, breach of or default under any such Contract; and, to the Knowledge of GSHS and its Subsidiaries no other party to any such Contract is in violation, breach of or default under any such Contract or, with notice or lapse of time or both, would be in violation, breach of or default under any such Contract; and

                   (iv) No consent by or of any party to any such Contract is required in order to consummate the transactions contemplated by this Agreement or the GPA Stock Exchange Agreement without causing a breach or violation of or a default under such Contract.


           Section 3.17. Insurance. Section 3.17 of the GSHS Disclosure Schedule sets forth (i) a true and correct list of all insurance policies and other surety arrangements of any kind or nature whatsoever which are in force and to which GSHS or any Subsidiary is a named insured or beneficiary, and a true and correct copy of each such policy has been furnished to Buyer and (ii) a summary description of each pending claim asserting liability of GSHS or a Subsidiary equal to or greater than $200,000 under each such policy.


           Section 3.18. Personnel Matters. Except as set forth in Section 3.18 of the GSHS Disclosure Schedule:

                    (a) Neither GSHS nor any Subsidiary is a party to any collective bargaining or similar agreement nor are any of GSHS' or its Subsidiaries' employees currently represented by a labor organization for purposes of collective bargaining as provided under the National Labor Relations Act;

                    (b) there is no unfair labor practice charge or complaint or any other matter against or involving GSHS or any Subsidiary pending or, to the Knowledge of any Seller, GSHS or any Subsidiary, threatened before the National Labor Relations Board or any court of law;

                    (c) there is no labor strike, or other dispute, slowdown or stoppage pending against GSHS or any Subsidiary; and

                    (d) there are no charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, disability or veteran status) pending before the Equal Employment Opportunity Commission or any Governmental Authority against GSHS or any Subsidiary.


           Section 3.19.  Properties.

                    (a) Title to Properties. Except as set forth in Section 3.19(a) of the GSHS Disclosure Schedule, GSHS and the Subsidiaries collectively have a valid leasehold interest in or have legal right to use without restriction all of the real property and GSHS and the Subsidiaries collectively own, have a valid leasehold interest in or have legal right to use without restriction the tangible personal property used in the conduct of their businesses, free and clear of all Encumbrances, except Permitted Encumbrances and Encumbrances reflected on the Financial Statements.

                    (b) Personalty, Equipment and Fixtures. Substantially all fixtures, facilities, computers, computer hardware and peripheral equipment, personal property and equipment owned or leased by GSHS or any Subsidiary (i) are in good working order, ordinary wear and tear excepted, and GSHS and each Subsidiary has maintained the same in accordance with sound industry practices (except for equipment awaiting repair in the ordinary course of GSHS's or any Subsidiary's business consistent with past practices), and (ii) meet and comply in all material respects with all applicable laws, rules and regulations of any Governmental Authority.


           Section 3.20. Absence of Certain Commercial Practices. Since January 1, 1991, none of GSHS or any Subsidiary, any of their directors, officers or employees has:

                    (a) given, proposed to give, or agreed to give any material gift or similar material benefit to any customer, supplier or any other person (other than as described in subsection (b) of this Section 3.20), for the purpose of furthering the business of GSHS or a Subsidiary;

                    (b) in connection with the business of GSHS or any Subsidiary, used any corporate or other funds for contributions, payments, gifts, or entertainment, or made any expenditures relating to political activities to government employees, officials or others in violation of any applicable law or established or maintained any unlawful or unrecorded funds; or

                    (c) offered or paid or solicited or received any remuneration (as such term has been interpreted under 42 U.S.C. ss. 1320a-7b(b)) to induce or in return for any referral of healthcare business or ordering of healthcare items or services in violation of any federal or state civil or criminal law.

           To the knowledge of GSHS or any Subsidiary, none of GSHS, any Subsidiary, any of their respective directors, officers, or employees has accepted or received any unlawful contributions, payments or gifts in connection with the business of GSHS and the Subsidiaries.


           Section 3.21. Obligations Under Certain Agreements. Except as set forth in Section 3.21 of the GSHS Disclosure Schedule, with respect to (i) the Stock Purchase Agreement, dated March 19, 1993, among VI, HCSC, GS Holding, Inc. and Blue Cross and Blue Shield of Maryland, Inc., (ii) the Subscription Agreement, dated January 11, 1994, among GSHS, Green Spring Mental Health Services of New Jersey, Inc., BCBS, and Quality Health Management, (iii) the Stock Purchase Agreement, dated June 16, 1994, among GSHS, VI, HCSC and IBC,
(iv) the Stock Purchase Agreement,  dated June 16, 1994, among GSHS, VI and MSAP
(v) the Stock Purchase Agreement, dated June 16, 1994, between GSHS and IBC relating to TAO, Inc., and (vi) the Stock Purchase Agreement, dated October 25, 1993, among GSHS, PCMB and Maschoff, Barr and Associates, Inc., there are no pending, unresolved or unpaid indemnification or similar claims against or further payments or consideration payable by GSHS or any Subsidiary under any of such agreements or any related agreement.


           Section 3.22. Brokers, Finders and Investment Bankers. Except for Dean Witter Reynolds, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers. GSHS is solely responsible for the fees and expenses of Dean Witter Reynolds, Inc.

                                    ARTICLE  4.
                    REPRESENTATIONS AND WARRANTIES OF THE SELLERS

           Each Seller, severally and not jointly, represents and warrants to Buyer as follows and acknowledges that Buyer is relying upon such representations and warranties in connection with the transactions provided for in this Agreement. The parties acknowledge that certain of the representations and warranties set forth in this Article 4 lack qualifications as to materiality in light of the agreements set forth in Sections 7.1 and 9.2(f).


           Section 4.1. Organization. Such Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and each Operating Agreement to which it or a subsidiary is a party, and, in the case of each Seller other than MSAP and VI, the Exchange Agreement and the New Stockholders' Agreement.


           Section 4.2. Authorization; Execution; Binding Effect. Subject to the conditions contained in Section 8.10, the execution, delivery and performance of this Agreement, and, in the case of each Seller other than MSAP and VI, the Exchange Agreement and the New Stockholders' Agreement, and the consummation of the transactions provided for in such agreements have been duly authorized by all necessary corporate action on the part of such Seller. Subject to the conditions contained in Section 8.10, assuming due execution and delivery by the other parties, this Agreement constitutes, and, in the case of each Seller other than MSAP and VI, the Exchange Agreement and the New Stockholders' Agreement, will constitute, the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


           Section 4.3. Capitalization; Share Ownership. Except for this Agreement (including but not limited to Section 6.14), the GPA Stock Exchange Agreement and as set forth in Section 4.3 of the Seller Disclosure Schedule, (i) there is no existing subscription, option, warrant, call, right, commitment or other agreement (whether pre-emptive or contractual) to which such Seller is a party requiring, directly or indirectly, the issuance of any additional shares of common stock of GSHS or other securities convertible into or exercisable or exchangeable for shares of common stock of GSHS or any other equity security of GSHS, and (ii) there are no outstanding contractual obligations of such Seller to repurchase, redeem or otherwise acquire any outstanding capital stock of
GSHS.  The GSHS  Shares  and the New GSHS  Shares  to be sold  pursuant  to this
Agreement will be delivered free and clear of all liens, charges and encumbrances of any kind or nature and will not be in violation of any pre-emptive rights. Except pursuant to the Old Shareholders' Agreement, such Seller does not have registration rights in respect of the GSHS Shares or the New GSHS Shares or securities convertible into or exercisable or exchangeable for GSHS Shares or the New GSHS Shares. Such Seller is the sole beneficial owner of the shares of GSHS listed beside such Seller's name in Section 4.3 of the Seller Disclosure Schedule and, upon consummation of the transactions provided by Section 6.14, will be the sole beneficial owner of the New GSHS Shares listed beside such Seller's name in Section 6.14. The Old Shareholders' Agreement is the only stockholder agreement, voting agreement, voting trust, proxy or other agreement to which such Seller is a party with respect to the voting or transfer of GSHS Shares.


           Section 4.4. No Conflicting Agreements or Charter Provisions. Except as set forth in Section 4.4 of the Seller Disclosure Schedule, the execution, delivery and compliance with and performance of the terms and provisions of this Agreement, and, in the case of each Seller other than MSAP and VI, the Exchange Agreement and the New Stockholders' Agreement by such Seller will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default (or an event which, with notice, lapse of time, or both, would constitute a default) under, (iii) result in any violation of, (iv) require the obtaining of any consent, approval or action of, make any filing with or give notice to any person (except for a Governmental Authority) as a result of or under the terms of, (v) result in or give to any persons any right of termination, cancellation, acceleration, modification, or increased or accelerated rights, entitlements or payments under, or (vi) result in the creation or imposition of any Encumbrance upon such Seller or any of its assets under: (A) the Certificate or Articles of Incorporation or bylaws of such Seller or any resolutions adopted by the stockholders or the Board of Directors (or a duly authorized committee of the Board of Directors) of such Seller, (B) any provision of any material Contract to which such Seller is a party or by which it or any part of any of its assets may be bound, or (C) any order, decree, license, permit, statute, law, rule or regulation to which such Seller is subject.


           Section 4.5. Consents, Approvals, Licenses, Etc. No consent, approval, authorization, license, order or Permit of, or declaration, filing or registration with, or notification to, any Governmental Authority is required to be made or obtained by such Seller in connection with the execution, delivery and performance of this Agreement, and, in the case of each Seller other than MSAP and VI, the Exchange Agreement and the New Stockholders' Agreement and the consummation of the transactions contemplated by such agreements, except (i) as set forth in Section 4.5 of the Seller Disclosure Schedule; or (ii) applicable requirements, if any, of the Delaware General Corporation Law, the 1934 Act, state securities or blue sky laws and the HSR Act.


                                 ARTICLE  5.
                  REPRESENTATIONS AND WARRANTIES OF BUYER

           Buyer represents and warrants to Sellers as follows and acknowledges that Sellers are relying on such representations and warranties in connection with the transactions provided for in this Agreement:


           Section 5.1. Organization, etc. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or other power and authority (i) to conduct its business as it is now conducted and to own or lease all of the properties owned or leased by it; and (ii) to enter into and perform this Agreement, the Exchange Agreement, the GPA Stock Exchange Agreement and the New Stockholders' Agreement. True, correct and complete copies of the Certificate or Articles of Incorporation and bylaws of Buyer and each Buyer Subsidiary as of the date of this Agreement have been previously delivered or made available to GSHS. The corporate records and minute books of Buyer contain complete and accurate minutes of all meetings and other corporate actions of the directors and stockholders of Buyer held, in the case of Buyer, since its date of incorporation, and in the case of each Buyer Subsidiary, since the date of its acquisition by Buyer, and the share certificate books and register of stockholders of each Buyer Subsidiary are complete and accurate. Buyer and each Buyer Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in all jurisdictions in which the ownership or lease of property or the conduct of its business make such qualification necessary, except where the failure to be so qualified would not have an aggregate adverse effect of more than $50,000 on the financial condition of Buyer and the Buyer Subsidiaries, taken together.


           Section 5.2. Authorization; Execution; Binding Effect. The execution, delivery and performance of this Agreement, the Exchange Agreement, the GPA Stock Exchange Agreement and the New Stockholders' Agreement and the consummation of the transactions provided for in such agreements have been duly authorized by all necessary corporate action on the part of Buyer. Assuming due execution and delivery by the other parties, this Agreement, the Exchange Agreement, the GPA Stock Exchange Agreement and the New Stockholders' Agreement constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


           Section 5.3. No Conflicting Agreements or Charter Provisions. The execution, delivery, compliance with and performance of the terms and provisions of this Agreement, the Exchange Agreement, the GPA Stock Exchange Agreement and the New Stockholders' Agreement will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default (or an event which, with notice, lapse of time, or both, would constitute a default) under, (iii) result in any violation of, (iv) require the obtaining of any consent, approval or action of, or the making of any filing with or give notice to any person (except for a Governmental Authority) as a result of or under the terms of, or (v) result in or give to any person any right of termination, cancellation, acceleration, modification, or increased or accelerated rights, entitlements or payments under, (A) the Certificate of Incorporation or bylaws of Buyer, (B) except as set forth in Section 5.3 of the Buyer Disclosure Schedule, any provision of any material Contract to which Buyer is a party, or
(C) any order, judgment, decree, license, permit, statute, law, rule or regulation to which Buyer is subject.


           Section 5.4. Securities Filings. (a) True and complete copies of all reports and registration statements filed with respect to Buyer pursuant to the 1933 Act or pursuant to the 1934 Act during the period from October 1, 1992 to the date of this Agreement (the "Buyer SEC Reports") have been delivered to GSHS. The Buyer SEC Reports conform in all material respects to the applicable requirements of the 1933 Act and the 1934 Act and the rules and regulations promulgated under such acts and did not include at the time of filing such documents any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. During the period from October 1, 1992 through the date of this Agreement, Buyer has not failed to make any filing required by the 1933 Act or the 1934 Act on a timely basis.

           (b) Each of the consolidated financial statements (including, in each case, any related notes to the consolidated financial statements) contained in the Buyer SEC Reports (i) was prepared in accordance with GAAP (except, in the case of unaudited consolidated financial statements included in the Buyer SEC Reports, to the extent preparation of such financial statements in accordance with GAAP is not required by applicable rules of the Securities and Exchange Commission) in a manner consistent (except for the required adoption by Buyer effective on July 31, 1992 of Fresh-Start Accounting pursuant to GAAP) with prior periods; (ii) presents fairly, in all material respects, the financial position, results of operations, changes in stockholders' equity and cash flows of the Buyer on a consolidated basis at the date and for the period indicated;
(iii) are in all material respects, in accordance with the books of account and records of the Buyer; and (iv) comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the Commission with respect thereto.


           Section 5.5. Capitalization. The authorized capital stock of Buyer consists of (a) 80 million shares of Charter Common Stock and (b) 10 million shares of preferred stock, no par value. As of September 30, 1995: (i) 28,398,166 shares of Charter Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not in violation of any pre-emptive rights; (ii) 2,863,515 shares of Charter Common Stock were reserved for future issuance pursuant to stock options granted certain directors, officers and employees; (iii) 177,567 shares of Charter Common Stock were reserved for future issuance upon exercise of warrants; and
(iv) 39,205 shares of Charter Common Stock were reserved in connection with the acquisition of Magellan Health Services, Inc. Since September 30, 1995, there has been no material change in the number of issued and outstanding shares of Charter Common Stock as set forth in subsection (i) above. No shares of preferred stock are issued and outstanding. Except for this Agreement, as set forth in clauses (ii) through (iv) of the second sentence of this Section

5.5, and as set forth in Section 5.5 of the Buyer Disclosure Schedule, (i) there is no existing subscription, option, warrant, call, right, commitment or other agreement (whether pre-emptive or contractual) to which Buyer is a party requiring, and there are no convertible securities of Buyer outstanding which upon conversion would require, directly or indirectly, the issuance of any additional Common Stock of Buyer or other securities convertible into or exercisable or exchangeable for Common Stock of Buyer or any other equity security of Buyer, and (ii) there are no outstanding contractual obligations of Buyer to repurchase, redeem or otherwise acquire any outstanding capital stock of Buyer. There are no bonds, debentures, notes or other indebtedness issued and outstanding having the right to vote on any matters on which Buyer's stockholders may vote. There are no obligations, contingent or otherwise, of Buyer or any Buyer Subsidiary to (x) repurchase, redeem or otherwise acquire any outstanding capital stock of Buyer or (except to the extent of not more than $10,000,000) the capital stock of, or other equity interests in, any Buyer Subsidiary or (y) except to the extent permitted by the Credit Agreement, and except for guarantees of obligations of, or loans and advances to, Buyer or any Buyer Subsidiary, provide funds to, or make investments in, or provide any guarantee with respect to the obligations of any other person. The shares of Charter Common Stock to be issued pursuant to this Agreement and the Exchange Agreement have been or will, upon issuance in accordance with the terms of such agreements, be duly authorized and validly issued, fully paid and nonassessable, will be delivered free and clear of all liens, charges and encumbrances of any kind or nature and such issuance will not be in violation of any pre-emptive rights. Buyer has granted no person or entity any registration rights in respect of the capital stock of Buyer or securities convertible into or exercisable or exchangeable for such capital stock, which registration rights are outstanding as of the date of this Agreement. Buyer is not a party to any stockholder agreement, voting agreement, voting trust, proxy or other agreement in effect with respect to the capital stock of Buyer.


           Section 5.6. Absence of Certain Changes or Events. Since June 30, 1995 and except as disclosed in the Buyer SEC Reports filed prior to the date of this Agreement, Buyer has operated its business in the ordinary course and there has not been (a) any event or circumstance that has had a material adverse effect on Buyer's business, (b) any material change by Buyer in its application of GAAP, (c) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would have a material adverse effect on Buyer and the Buyer Subsidiaries, taken as a whole, or (d) any entry into any commitment or transaction material to Buyer and the Buyer Subsidiaries, taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.


           Section 5.7. Litigation. Except as set forth in Section 5.7 of the Buyer Disclosure Schedule, (a) there is (whether insured or uninsured) no action, suit, proceeding or investigation pending or, to the Knowledge of Buyer, threatened in writing, at law or in equity, in any court or before any Governmental Authority against Buyer or any Buyer Subsidiary or affecting Buyer or any Buyer Subsidiary or any of the respective assets or properties of Buyer or any Buyer Subsidiary that, individually or in the aggregate would have a material adverse effect on Buyer or would prevent Buyer from consummating the transactions contemplated by this Agreement, the Exchange Agreement, the GPA Stock Exchange Agreement, and the New Stockholders' Agreement, and (b) Buyer and the Buyer Subsidiaries and their respective assets and properties are not subject to any order from any Governmental Authority that has or is likely to have a material adverse effect on Buyer.

           Section 5.8.  Compliance with Laws.  Except as set forth in Section
5.8 of the Buyer Disclosure Schedule, the conduct by Buyer and the Buyer Subsidiaries of their respective businesses is in compliance in all material respects with all applicable laws, regulations and orders. Neither Buyer nor any Buyer Subsidiary has received any notice to the effect that Buyer or any Buyer Subsidiary is not in compliance in all material respects with any applicable law, regulation or order except (i) as set forth in Section 5.8 of the Buyer Disclosure Schedule or (ii) for deficiencies noted in hospital licensure, Medicare or Medicaid surveys and inspections where revocation of licensure or Medicare or Medicaid participation is not proposed or pending if deficiencies are corrected in a timely manner pursuant to a plan of correction, and Buyer or the applicable Buyer Subsidiary is correcting such deficiencies in a timely manner. Neither

Buyer nor any Buyer Subsidiary has any Knowledge of the proposed or threatened issuance of any such notice or of any pending or threatened investigation with respect to any such matter.

           Section 5.9. Credit Agreement Amendment. Buyer has obtained from the requisite lenders under the Credit Agreement and will deliver prior to the Closing to GSHS and Sellers a true, correct and fully executed amendment that, subject to the conditions contained therein, permits Buyer, without violating any provision of the Credit Agreement or any of the documents relating to the Credit Agreement, to enter into and consummate this Agreement, the Exchange Agreement, the New Stockholders' Agreement and the GPA Stock Exchange Agreement and to consummate the transactions contemplated thereby, except for a requirement that the incurrence of indebtedness by Buyer and the Buyer Subsidiaries, the making of capital contributions to the Buyer Subsidiaries and the purchase of equity securities of Buyer Subsidiaries shall be subject to certain limitations contained in the Credit Agreement.


           Section 5.10. No Undisclosed Liabilities. Buyer and the Buyer Subsidiaries did not have as of June 30, 1995, any material indebtedness, liability or obligation of any kind or nature (fixed or contingent) that is required to be reflected on the balance sheet as of such date in accordance with GAAP which is not reflected, reserved against or disclosed in the Buyer SEC Reports or disclosed in the Buyer Disclosure Schedule.


           Section 5.11. Brokers, Finders and Investment Bankers. Except for Paine Webber Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer. Buyer is solely responsible for the fees and expenses of Paine Webber Incorporated.


           Section 5.12.  Subsidiaries.

           (a) Buyer has no "Significant Subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission.

           (b) The shares of capital stock of the Buyer Subsidiaries owned by Buyer or a Buyer Subsidiary (the "Buyer Subsidiary Shares") have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. Except for the GPA Stock Exchange Agreement and as set forth in Section 5.12(b) of the Buyer Disclosure Schedule, there are no existing subscriptions, options, warrants, calls, rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of any Buyer Subsidiary or obligation of any Buyer Subsidiary to issue or sell any of its shares of capital stock. Either Buyer or another Buyer Subsidiary owns the Buyer Subsidiary Shares free and clear of all Encumbrances, except as set forth in Section 5.12(b) of the Buyer Disclosure Schedule. Except for the GPA Stock Exchange Agreement as set forth in Section 5.12(b) of the Buyer Disclosure Schedule, there are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Buyer Subsidiary Shares.


           Section 5.13. Takeover Provisions Inapplicable. As of the date hereof and at all times on or prior to the Closing Date, Section 203 of the Delaware General Corporation Law is, and shall be, inapplicable to the transactions contemplated by this Agreement.


           Section 5.14. GPA. (a) The 1,000,000 shares of the common stock of GPA (such shares, the "GPA Common Stock") to be acquired by GSHS pursuant to the GPA Stock Exchange Agreement (i) are validly issued and outstanding, fully paid and nonassessable and not issued in violation of any pre-emptive rights and (ii) have been issued in compliance with applicable federal and state statutes and regulations.

           (b) Buyer is the lawful record and beneficial owner of and has good and valid title to the shares of GPA Common Stock, free and clear of all Encumbrances, with full right, power and authority to transfer and contribute the GPA Common Stock to GSHS.

           (c) The certificate or certificates representing GPA Common Stock delivered to GSHS at the Closing, together with any other instruments of transfer deemed necessary by GSHS, will be sufficient to transfer and vest in GSHS good and valid title to the GPA Common Stock, free and clear of all Encumbrances and upon the closing of the transactions provided for by the GPA Stock Exchange Agreement, GSHS will acquire the beneficial and legal, good and valid title to the GPA Common Stock, free and clear of all Encumbrances.

           (d) The shares of GPA Common Stock constitute all of the issued and outstanding capital stock of GPA, and other than the GPA Stock Exchange Agreement, (i) there is no existing subscription, option, warrant, call, right, commitment or other agreement (whether pre-emptive or contractual) to which Buyer is a party requiring, and there are no convertible securities of GPA outstanding which upon conversion would require, directly or indirectly, the issuance of any additional shares of common stock of GPA or other securities convertible into or exercisable or exchangeable for common stock of GPA or any other equity security of GPA, and (ii) there are no outstanding contractual obligations of GPA to repurchase, redeem or otherwise acquire any outstanding shares of common stock of GPA. There are no bonds, debentures, notes or other indebtedness issued and outstanding having the right to vote on any matters on which GPA's stockholders may vote. There are no obligations, contingent or otherwise, of GPA or any subsidiary of GPA to (x) repurchase, redeem or otherwise acquire any outstanding shares of common stock of GPA or the capital stock of, or other equity interests in, any subsidiary of GPA or (y) except for guarantees of obligations of, or loans and advances to, GPA or any subsidiary of GPA, provide funds to, or make investments in, or provide any guarantee with respect to the obligations of any other person. GPA has granted no person or entity any registration rights in respect of any shares of its common stock or securities convertible into or exercisable or exchangeable for any shares of the common stock of GPA. Buyer is the sole record and beneficial owner of the GPA Common Stock.

           (e) Buyer has delivered to GSHS true and complete copies of the unaudited consolidated balance sheet of GPA as of or at September 30, 1995 and unaudited statements of income, changes in stockholder's equity and cash flows for the 12-month period ended September 30, 1995 (the "GPA Financial Statements"). The GPA Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of GPA as at their dates and the results of operations and changes in financial position of GPA for the periods ended, except for the absence of notes to the GPA Financial Statements and normal, recurring audit adjustments which will not be material in amount. Since September 30, 1995, there has been no material adverse change in the assets, liabilities, business, prospects, results of operations or financial condition of GPA.

           (f) GPA and each corporation, partnership or other entity of which GPA (i) has the power to elect more than 50% of the board of directors or other governing authority either directly or indirectly or (ii) owns or controls more than 50% of the outstanding equity securities or equity interests either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities or equity interests is owned directly by its parent (a "GPA Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of their respective states of incorporation and has all requisite corporate power and authority to conduct its business as it is now conducted and to own or lease all of the properties owned or leased by it. True, correct and complete copies of the Certificate or Articles of Incorporation and bylaws of GPA and each GPA Subsidiary as of the date of this Agreement have been previously delivered or made available to GSHS. The corporate records and minute books of GPA and each GPA Subsidiary contain complete and accurate minutes of all meetings and other corporate actions of the directors and stockholders of GPA and each GPA Subsidiary held, in the case of GPA, since its date of incorporation, and in the case of each GPA Subsidiary, since the date of its incorporation or acquisition by GPA, and the share certificate books and register of stockholders of GPA and each GPA Subsidiary are complete and accurate. GPA and each GPA Subsidiary is duly qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions in which the ownership or lease of property by it or the conduct of its business makes such qualification necessary.

           (g) Other than the GPA Subsidiaries set forth in Section 5.14(g) of the disclosure letter from CMC to the Company, dated the date of this Agreement (the "GPA Disclosure Letter"), there are no other corporations, partnerships, limited liability companies, joint ventures or other entities in which GPA or any GPA Subsidiary owns, of record or beneficially, any direct or indirect equity interest or any right (contingent or otherwise) to acquire the same.

           (h) Section 5.14(h) of the GPA Disclosure Letter sets forth the jurisdiction of incorporation of each GPA Subsidiary, its authorized capital stock, the number and class or series of its issued and outstanding shares of capital stock, and the current ownership by GPA and the GPA Subsidiaries of such shares (collectively, the "GPA Subsidiary Shares"), as well as the current ownership percentages held by third parties. Except as set forth in Section 5.14(h) of the GPA Disclosure Letter, the GPA Subsidiary Shares constitute all the issued and outstanding shares of capital stock of the GPA Subsidiaries. The GPA Subsidiary Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any pre-emptive rights. There are no existing subscriptions, options, warrants, calls, rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of any GPA Subsidiary obligating any GPA Subsidiary to issue or sell any shares of its capital stock. Either GPA or another GPA Subsidiary owns the GPA Subsidiary Shares issued by the respective GPA Subsidiaries free and clear of all Encumbrances, except (i) as set forth in Section 5.14(h)(i) of the GPA Disclosure Letter and (ii) Encumbrances arising out of or in connection with this Agreement. There are no voting trusts, proxies or other agreements in effect with respect to the voting or transfer of the GPA Subsidiary Shares.

           (i) The consummation of the transactions contemplated by this Agreement and the GPA Stock Exchange Agreement, will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default (or an event which, with notice, lapse of time, or both, would constitute a default) under, (iii) result in any violation of, (iv) require the obtaining of any consent, approval or action of, make any filing with or give notice to any person (except for a Governmental Authority) as a result of or under the terms of, (v) result in or give to any person any right of termination, cancellation, acceleration, modification, or increased or accelerated rights, entitlements or payments under, or (vi) result in the creation or imposition of any Encumbrance upon GPA or any GPA Subsidiary or any of their respective assets under: (A) the Certificate or Articles of Incorporation or bylaws of GPA or any GPA Subsidiary or any resolutions adopted by the stockholders or the Board of Directors of GPA or any GPA Subsidiary, or
(B) any order, judgment or decree (in a proceeding to which a Governmental Authority is not a party) to which GPA or any GPA Subsidiary is subject.

           (j) No consent, approval, authorization, license, statute, law, rule, regulation, order or Permit of, or declaration, filing or registration with, or notification to, any Governmental Authority is required to be made or obtained by GPA or any GPA Subsidiary in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated by this Agreement or the GPA Stock Exchange Agreement, except: (i) as set forth in Section 5.14(j)(i) of the GPA Disclosure Letter; (ii) applicable requirements, if any, of the Delaware General Corporation Law, the 1934 Act, state securities or blue sky laws and the HSR Act; or (iii) where the failure to obtain such Permits, or to make such declarations, filing or registration or notifications, would not, either individually or in the aggregate, have an adverse effect on GPA or any GPA Subsidiary involving more than $20,000.

           (k) Except as set forth in Section 5.14(k) of the GPA Disclosure Letter, there is (whether insured or uninsured) no action, suit, proceeding or investigation pending or, to the Knowledge of GPA or a GPA Subsidiary, threatened in writing, at law or in equity, in any court or before or by any Governmental Authority: (i) against GPA or any GPA Subsidiary, except for uninsured private civil litigation not involving a claim for equitable relief and involving a claim for less than $200,000; (ii) to the Knowledge of GPA or any GPA Subsidiary, affecting GPA or any GPA Subsidiary or any of their properties, except for uninsured private civil litigation not involving a claim for equitable relief and involving a claim for less than $200,000; or (iii) to the Knowledge of GPA or any GPA Subsidiary, affecting this Agreement, the GPA Stock Exchange Agreement or any action taken or to be taken or documents executed or to be executed pursuant to or in connection with the provisions of this Agreement.

           (l) As of September 30, 1995 (the "GPA Balance Sheet Date"), neither GPA nor any GPA Subsidiary had any Undisclosed Liability. Except (i) as set forth in Section 5.14(l) of the GPA Disclosure Letter, (ii) as set forth in the unaudited consolidated balance sheet of GPA as of September 30, 1995 included in the GPA Financial Statements (the "GPA Balance Sheet") or (iii) for normal and recurring current liabilities accruing in the ordinary course of business since the date of the Balance Sheet, neither GPA nor any GPA Subsidiary, on the date of this Agreement, has outstanding any undisclosed liability that would be an Undisclosed Liability if the definition of such term referred to the GPA Balance Sheet, the GPA Financial Statements and the GPA Disclosure Letter. Except as set forth in the GPA Financial Statements or in Section 5.14(l) of the GPA Disclosure Letter, neither GPA nor any GPA Subsidiary has any long-term indebtedness, any lease obligation required to be recorded under GAAP as a capitalized lease and on the Closing Date will have no debt due to or from Buyer (except as reflected in the most recent GPA Financial Statements).

           (m) GPA and each GPA Subsidiary has, since their respective dates of incorporation, complied in all material respects with all laws, regulations and orders relating or applicable to the operation of its respective business. GPA and each GPA Subsidiary holds all Permits required to be held by it in order to own, occupy and lease its assets and to conduct and operate its business (as presently conducted and as conducted on the Closing Date) in compliance with all applicable laws and regulations. A true and correct copy of each such Permit has previously been delivered or made available to GSHS. Except as set forth in
Section 5.14(j)(i) or Section 5.14(m) of the GPA Disclosure Letter, neither GPA nor any GPA Subsidiary is in default or, to GPA's Knowledge, alleged to be in default with respect to any judgment, order, writ, injunction or decree of any Governmental Authority which would have an adverse effect on the business, assets or financial condition of GPA or any GPA Subsidiary in excess of $50,000, no notice from any Governmental Authority or agency in respect to (including an investigation) the revocation, termination, suspension or limitation of any Permit or the failure to have any Permit has been issued or given to GPA or any GPA Subsidiary, nor does GPA or any GPA Subsidiary have any Knowledge of the proposed or threatened issuance of any such notice or of any pending or threatened investigation with respect to any such matter.

           (n) Since the Balance Sheet Date and except as set forth in Section 5.14(n) of the GPA Disclosure Letter or as contemplated by this Agreement, there has not been, occurred or arisen:

                    (i) any material adverse change in the financial condition, results of operations, prospects, business, properties, assets or liabilities of GPA and the GPA Subsidiaries;

                   (ii) any termination (or, to the Knowledge of GPA or any GPA Subsidiary, threat of termination) of any Contract to which either GPA or any GPA Subsidiary is a party representing $500,000 or more of revenue to GPA or a GPA Subsidiary for the 12-month period ended September 30, 1995;

                  (iii) any increase in the compensation payable or to become payable by GPA or any GPA Subsidiary to any of its directors, officers, management, employees, consultants or agents whose base annual salary or, in the case of a non-employee, base annual compensation (for any individual) exceeds $75,000 or any increase in benefits under any bonus, insurance, pension or other benefit plan made for or with any of such persons (including, but not limited to, any change in targets, goals, bonus pools and the like under any Benefit Plan, Employment Contract or other employee compensation arrangement) except for such increases made in the ordinary course of business and consistent with the past practices of GPA or such GPA Subsidiary;

                   (iv) any direct or indirect redemption, purchase or other acquisition by GPA or any GPA Subsidiary of any shares of capital stock of GPA or any GPA Subsidiary, any declaration, setting aside or payment of any dividend or other distribution by GPA or any GPA Subsidiary in respect of shares of capital stock of GPA or any GPA Subsidiary whether in cash, shares or property, or any loan to any stockholder;

                    (v) any unusual or extraordinary item resulting in a loss suffered by GPA or any GPA Subsidiary, which, individually or in the aggregate, is equal to or in excess of $500,000;

                   (vi) any mortgage on, pledge of or grant of a security interest in any of the assets of GPA or any GPA Subsidiary other than Permitted Encumbrances;

                  (vii) any payment default or event of default by GPA or any GPA Subsidiary under any debt with a principal amount equal to or greater than $500,000 or under any lease agreement with annual rental payments equal to or greater than $200,000;

                 (viii) any guaranty of any obligation or debt of any person or entity by GPA or any GPA Subsidiary (other than GPA or a GPA Subsidiary), except in the ordinary course of business;

                   (ix) any material change in (A) any investment, accounting or Tax practice or policy of GPA or any GPA Subsidiary or (B) any method of calculating any bad debt, contingency, IBNR (incurred but not reported claims) or other reserve of GPA or any GPA Subsidiary for accounting or Tax purposes;

                    (x) any business combination involving GPA or any GPA Subsidiary and any other person (other than with respect to this Agreement or the GPA Stock Exchange Agreement);

                   (xi) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to any Contract which is required (or had it been in effect on the date of this Agreement would have been required) to be disclosed in Section 5.14(ac) of the GPA Disclosure Letter (other than any of the foregoing contemplated by this Agreement);

                  (xii) any capital expenditures or commitments for additions to property, plant or equipment of GPA or any GPA Subsidiary in an aggregate amount exceeding $200,000; or

                 (xiii) any other transaction involving or development affecting GPA or any GPA Subsidiary outside the ordinary course of business.

           (o) GPA or a GPA Subsidiary either has all right, title and interest in or a valid and binding license to use all of the Intellectual Property used by GPA or any GPA Subsidiary in the conduct of their respective businesses. No other Intellectual Property is used or necessary in the conduct of the business of GPA or any GPA Subsidiary. Except as disclosed in Section 5.14(o) of the GPA Disclosure Letter, (i) all registrations with and applications to Governmental Authorities in respect of such Intellectual Property are valid and in full force and effect, (ii) GPA and the GPA Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, and (iii) neither GPA nor any GPA Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property. Neither GPA nor any GPA Subsidiary has received notice that GPA or any GPA Subsidiary is infringing any Intellectual Property of any other person, no claim is pending or, to the Knowledge of GPA or any GPA Subsidiary, has been made to such effect that has not been resolved and, to the Knowledge of GPA and each GPA Subsidiary, neither GPA nor any GPA Subsidiary is infringing any Intellectual Property rights of any other person.

           (p) Except as set forth in Section 5.14(p) of the GPA Disclosure Letter, and except intercompany agreements and charges between GPA and Buyer, to the Knowledge of GPA or any GPA Subsidiary:

                    (i) No officer, director or other Affiliate of GPA or any GPA Subsidiary ("GPA Company Affiliate") and no Associate or Family Member of any Company Affiliate has directly or indirectly (i) any interest in any corporation, partnership, limited liability company, proprietorship or other entity which sells to or purchases from GPA or any GPA Subsidiary any products or services, (ii) sells to or purchases from GPA or any GPA Subsidiary any products or services,
           (iii) any cause of action or claim against GPA or any GPA Subsidiary; or (iv) a beneficial interest in any Contract to which GPA or any GPA Subsidiary is a party or by which it is bound;

                   (ii) Except as referenced in subparagraph 5.14(ac)(ii), neither GPA nor any GPA Subsidiary is indebted, either directly or indirectly, to any Company Affiliate, or any Associate or Family Member of any Company Affiliate in any amount other than current obligations for payments of salaries, bonuses and other fringe benefits for past services rendered and recorded on the books of GPA or a GPA Subsidiary; and

                  (iii) No Company Affiliate or any Associate or Family Member of a Company Affiliate is indebted to GPA or any GPA Subsidiary.

           For purposes of this Section 5.14(p), there shall be disregarded any interest which arises solely from the ownership of less than a five percent equity interest in a corporation whose stock is regularly traded on any national securities exchange or on the NASD National Market System; and the term "Family Member" shall mean a member of an immediate family as the term "immediate family" is defined in the instructions to Item 404 of Regulation S-K under the 1933 Act and the 1934 Act (as defined in the Stock Purchase Agreement).

           (q) There are no Benefit Plans or Employment Contracts other than those set forth in Section 5.14(q) of the GPA Disclosure Letter; and no such Benefit Plans or Employment Contracts obligate GPA or any GPA Subsidiary to provide post-retirement health or life insurance benefits to employees or former employees of GPA or any GPA Subsidiary other than continuation coverage provisions under Federal and state law, including with respect to the Consolidated Omnibus Budget Reconciliation Act of 1985.

           (r) GPA has furnished or made available to GSHS a true, complete and correct copy of each Benefit Plan and Employment Contract which is set forth in writing and a complete description of each other Benefit Plan and Employment Contract.

           (s) Except as set forth in Section 5.14(s) of the GPA Disclosure Letter, no assets have been set aside in a trust or other separate account (other than in a tax-exempt trust or tax-exempt separate account) by GPA or any ERISA Affiliate to pay directly or indirectly any benefits under any Benefit Plan or Employment Contract, and all of the assets of any such tax-exempt trust or separate account are shown on the books and records of such trust or separate account at their current fair market value.

           (t)  GPA,  each  GPA  Subsidiary   and  each  ERISA   Affiliate  have
established, maintained, administered, reported and disclosed, made contributions to and otherwise performed all their duties and responsibilities under each Benefit Plan and each Employment Contract in compliance with all applicable laws. Neither GPA, any GPA Subsidiary nor any ERISA Affiliate has any duty or obligation to indemnify or hold any other person harmless for any liability attributable to any acts or omissions by such person with respect to any Benefit Plan, Employment Contract or employee or former employee.

           (u) Neither GPA, any GPA Subsidiary nor any ERISA Affiliate has any liability for any unpaid Tax or penalty with respect to any Benefit Plan or Employment Contract, including without limitation, any unpaid Tax or penalty under ERISA or under the Code.

           (v) There are no claims which have been made or, to the Knowledge of any ERISA Affiliate, threatened under any of the Benefit Plans or Employment Contracts or against GPA or any ERISA Affiliate with respect to any of the Benefit Plans or Employment Contracts (other than routine claims made in the ordinary course of plan or contract operations) or with respect to the employment or termination of employment or treatment of any employee or former employee, and no ERISA Affiliate has any Knowledge of any proposed or actual audit or investigation by any governmental or other law enforcement agency with respect to any Benefit Plan, Employment Contract or the employment or termination of employment or treatment of any employee or former employee.

           (w) Except as set forth in Section 5.14(w) of the GPA Disclosure Letter, neither GPA, any GPA Subsidiary nor any ERISA Affiliate is subject to any liabilities (including withdrawal liabilities) with respect to any Benefit Plan or employee benefit plan subject to Title IV of ERISA, including without limitation, any liabilities arising from Title I or Title IV of ERISA, other than the liability to make current contributions when due and to pay current expenses and premiums when due. All such contributions, expenses and premiums have been paid in full when due.

           (x) Except as set forth in Section 5.14(x) of the GPA Disclosure Letter, GPA or a GPA Subsidiary has the right under the terms of each Benefit Plan and under applicable law to terminate such plan at any time exclusively by action of GPA or such GPA Subsidiary, and no additional contributions would be required in order to properly effect the termination of such plan in accordance with the terms of such plan and applicable law.

           (y) Neither GPA nor any GPA Subsidiary employs, or has ever employed, or leases, or has ever leased, from another employer, any person who is a member of a collective bargaining unit, and neither GPA nor any GPA Subsidiary makes or has made, or has an obligation to make, or has had an obligation to make, or reimburses or has an obligation to reimburse, or has reimbursed or has had an obligation to reimburse, another employer directly or indirectly for making, contributions to an employee benefit plan for the benefit of such a person.

           (z) Section 280G of the Code shall not apply to any payments to be made by GPA or any GPA Subsidiary as a result of the transactions contemplated by this Agreement. There are no Parachute Plans to which GPA or any GPA Subsidiary is a party or other payment obligations of GPA or any GPA Subsidiary to an employee or former employee of GPA or a GPA Subsidiary which will be triggered as a result of the change in the control of GPA contemplated by this Agreement and the GPA Stock Exchange Agreement, and which constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

           (aa) No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

           (bb) The tax filings for GPA and each GPA Subsidiary are all made on a consolidated basis with those of Buyer. Neither GPA nor any GPA Subsidiary has received notice from any Governmental Authority in a jurisdiction in which such entity does not file a Tax Return stating that such entity is or may be subject to taxation by that jurisdiction.

           (cc) Except for Contracts which are terminable by GPA or any GPA Subsidiary without penalty on 120 days' or less prior written notice, and except for the management and/or service agreements the GPA Subsidiaries have entered into with the professional corporations they manage, Section 5.14(ac) of the GPA Disclosure Letter sets forth each of the following Contracts to which GPA or any GPA Subsidiary is a party: (i) any contract for borrowed money or deferred portion of purchase price equal to or in excess of $500,000 that is secured by an Encumbrance on any property of the Company or any GPA Subsidiary; (ii) any loan agreement, credit agreement, promissory note, guarantee, indenture, subordination agreement, letter of credit, interest rate or foreign currency protection agreement or any other similar type of Contract in each case involving a debt or similar obligation of $500,000 or more; (iii) any consulting or other Contract with attorneys, accountants, actuaries, appraisers, investment bankers, lobbyists, government relations persons or other professional advisers equal to or in excess of $500,000 per year; (iv) any brokerage agreement, marketing agreement, sales agent or consulting agreement providing for the payment of commissions or other compensation with respect to referring or directing business to GPA or any GPA Subsidiary equal to or in excess of $150,000 per year; (v) any Contract which, in whole or in part, (A) presently restricts or precludes GPA or any present or future GPA Subsidiary or Affiliate of GPA from conducting any business anywhere in the world, or (B) upon the occurrence of any event, the giving of notice or the passage of time, by its terms would have such an effect;
(vi) any Contract that involves aggregate payments by or to GPA or any GPA Subsidiary in excess of $500,000; (vii) any indemnification agreement (except those entered into in the ordinary course of business), guaranty or power of attorney granted to any person or entity (other than GPA or a GPA Subsidiary); and (viii) any lease with annual rental payments equal to or in excess of $100,000. GPA has delivered or otherwise made available to GSHS true, correct and complete copies of the Contracts set forth in Section 5.14(ac) of the GPA Disclosure Letter, together with all amendments, waivers, modifications, supplements or side letters materially affecting the obligations of any party under such Contracts.

           (dd) Except as set forth opposite or otherwise as part of the description of such Contract in Section 5.14(ad) of the GPA Disclosure Letter:

                    (i) Since January 1, 1995, no party to any such Contract has given to GPA or any GPA Subsidiary notice of any breach or default under any such Contract by GPA or a GPA Subsidiary which has not been cured or waived.

                   (ii) Neither GPA nor any GPA Subsidiary is in violation, breach of or default under any such Contract in any material respect or, with notice of lapse of time or both, would be in violation, breach of or default under any such Contract; and, to the Knowledge of GPA and the GPA Subsidiaries no other party to any such Contract is in violation, breach of or default under any such Contract or, with notice or lapse of time or both, would be in violation, breach of or default under any such Contract; and

                  (iii) No consent by or of any party to any such Contract is required in order to consummate the transactions contemplated by this Agreement without causing a breach or violation of or a default under such Contract.

           (ee) Except for a Directors and Officers' liability policy issued to Orange County Behavioral Management Company, all insurance policies and other surety arrangements of any kind or nature whatsoever which are in force and to which GPA or any GPA Subsidiary is a named insured or beneficiary are issued through Buyer. There are no claims asserting liability of GPA or a GPA Subsidiary equal to or greater than $500,000 under any such policy.

           (ff) Except as set forth in Section 5.14(af) of the GPA Disclosure Letter:

                    (i) Neither GPA nor any GPA Subsidiary is a party to any collective bargaining or similar agreement nor are any of GPA's or the GPA Subsidiaries' employees currently represented by a labor organization for purposes of collective bargaining as provided under the National Labor Relations Act;



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




                   (ii) there is no unfair labor practice charge or complaint or any other matter against or involving GPA or any GPA Subsidiary pending or, to the Knowledge of GPA or any GPA Subsidiary, threatened before the National Labor Relations Board or any court of law;

                  (iii) there is no labor strike, or other dispute, slowdown or stoppage pending against GPA or any GPA Subsidiary; and

                   (iv) there are no charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, disability or veteran status) pending before the Equal Employment Opportunity Commission or any Governmental Authority against GPA or any GPA Subsidiary.

           (gg) Except as set forth in Section 5.14(ag) of the GPA Disclosure Letter, GPA and the GPA Subsidiaries collectively own, have a valid leasehold interest in or have legal right to use without restriction all of the real property and tangible personal property used in the conduct of their businesses, free and clear of all Encumbrances, except Permitted Encumbrances and Encumbrances reflected on the Financial Statements.

           (hh) Substantially all fixtures, facilities, computers, computer hardware and peripheral equipment, personal property and equipment owned or leased by GPA or any GPA Subsidiary (i) are in good working order, ordinary wear and tear excepted, and GPA and each GPA Subsidiary has maintained the same in accordance with sound industry practices (except for equipment awaiting repair in the ordinary course of GPA's or any GPA Subsidiary's business consistent with past practices), and (ii) meet and comply in all material respects with all applicable laws, rules and regulations of any Governmental Authority.

           (ii) Since their respective dates of incorporation or acquisition, none of GPA or any GPA Subsidiary, any of their directors, officers or employees has:

                   (i) given, proposed to give, or agreed to give any material gift or similar material benefit to any customer, supplier or any other person (other than as described in subsection (ii) of this subparagraph 5.14(ai)), for the purpose of furthering the business of GPA or a GPA Subsidiary;

                  (ii) in connection with the business of GPA or any GPA Subsidiary, used any corporate or other funds for contributions, payments, gifts, or entertainment, or made any expenditures relating to political activities to government employees, officials or others in violation of any applicable law or established or maintained any unlawful or unrecorded funds; or

                 (iii) offered or paid or solicited or received any remuneration (as such term has been interpreted under 42 U.S.C. ss. 1320a-7b(b)) to induce or in return for any referral of healthcare business or ordering of healthcare items or services in violation of any federal or state civil or criminal law.

           To the knowledge of GPA or any GPA Subsidiary, none of GPA, any GPA Subsidiary, any of their respective directors, officers, or employees has accepted or received any unlawful contributions, payments or gifts in connection with the business of GPA and the GPA Subsidiaries.

                                    ARTICLE 6.

                         COVENANTS OF SELLERS, BUYER AND GSHS

           Section 6.1. Investigation of Business; Access to Properties and Records. (a) Subject to restrictions contained in confidentiality agreements to which such party is subject with respect to any information relating to any third party, prior to the Closing or termination of this Agreement, Sellers shall give and shall cause GSHS to give to Buyer and its legal counsel, accountants, lenders and other representatives reasonable access during normal business hours to all of GSHS's and the Subsidiaries' properties for inspection (including environmental), books, contracts, commitments and records, and shall permit them to consult with management employees of each Seller, GSHS and the Subsidiaries to allow Buyer full opportunity to make such investigations as are necessary to review the affairs of GSHS and the Subsidiaries. If, prior to Closing, Buyer discovers any breach of any representation or warranty contained in this Agreement or any circumstances or condition that, to the Knowledge of Buyer would constitute such a breach, Buyer will use reasonable efforts to notify Sellers promptly of such facts known to Buyer and the nature of the breach. Notwithstanding any other provision of this Agreement, no investigation by one party to this Agreement shall affect the representations and warranties of another party, and each such representation and warranty shall survive any such in vestigation.

           (b) Subject to restrictions contained in confidentiality agreements to which such party is subject with respect to any information relating to any third party, prior to the Closing or termination of this Agreement, Buyer shall give GSHS, Sellers and their respective legal counsel, accountants, lenders and other representatives reasonable access during normal business hours to all of Buyer's and GPA's properties for inspection (including environmental), books, contracts, commitments and records, and shall permit them to consult with management employees of Buyer to allow GSHS or any Seller full opportunity to make such investigations as are necessary to review the affairs of Buyer. If, prior to Closing, GSHS or any Seller discovers any breach of any representation or warranty contained in this Agreement or any circumstances or condition that, to the Knowledge of GSHS or such Seller, would constitute such a breach, GSHS or such Seller, as the case may be, will use reasonable efforts to notify Buyer promptly of such facts known to GSHS or such Seller, as the case may be, and the nature of the breach. Notwithstanding any other provision of this Agreement, no investigation by one party to this Agreement shall affect the representations and warranties of another party, and each such representation and warranty shall survive any such investigation.

           (c) Prior to the Closing Date, Sellers shall cause GSHS to deliver to Buyer, as soon as available but not later than 30 days after the end of the month with respect to monthly financial statements and not later than 45 days after the end of the quarter with respect to quarterly financial statements, unaudited condensed consolidated monthly and quarterly financial statements of GSHS. Such financial statements shall include a balance sheet as of the end of such period and statements of income and cash flows for the period then ended, shall be prepared from and be, in all material respects, in accordance with the books and records of GSHS and its Subsidiaries, shall apply GAAP in a manner consistent with the Audited Financial Statements, and shall otherwise be prepared on a basis consistent with GSHS's past practices with respect to monthly and quarterly financial statements.

           (d) Any information provided to or obtained by any party to this Agreement, its legal counsel, accountants, lenders or other representatives pursuant to this Agreement shall be held by such party, its representatives and lenders in accordance with, and shall be subject to the terms of, the Confidentiality Agreement.


           Section 6.2.  Regulatory and Other Authorizations.

           (a) Subject to the limitations set forth in this Section 6.2, Sellers, GSHS and Buyer will use their respective best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for the execution, delivery and the performance of their respective obligations pursuant to this Agreement and the GPA Stock Exchange Agreement and will cooperate fully with one another in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party to this Agreement agrees to make (if required of such party by the HSR Act) a timely [subject to Section 6.2(b)(i)] and appropriate filing of a Notification

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




and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement and, if required by the HSR Act, the Exchange Agreement and the GPA Stock Exchange Agreement, to provide information requested by any Governmental Antitrust Authority or the other party and agrees that it will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals.

           (b) Notwithstanding anything in Section 6.2(a) to the contrary, Buyer shall coordinate on behalf of all parties and, except as may be required by law, shall determine in its sole judgment and discretion the timing and Buyer and Sellers shall by mutual agreement determine the substance of all communications and filings made by the parties with any Governmental Antitrust Authority regarding the transactions contemplated by this Agreement, including without limitation:

                   (i) the timing of all HSR filings by Buyer, GSHS and Sellers;

                   (ii) the extent to which it may be necessary to resolve or settle any concerns on the part of any Governmental Antitrust Authority regarding the legality under any antitrust law of the transactions contemplated by this Agreement, the Exchange Agreement or the GPA Stock Exchange Agreement by entering into negotiations, providing information, making proposals, entering into and performing agreements or submitting to judicial or administrative orders, agreeing to any restrictions on conduct of business after Closing by Buyer, GSHS or any Subsidiary, or selling or otherwise disposing of, or holding separate (through the establishment of a trust or otherwise), particular assets or categories of assets, or businesses, of Buyer (or any Buyer Subsidiaries), including, after the Closing, GSHS and its Subsidiaries;

                  (iii) contesting the entry in a judicial or administrative proceeding brought under any antitrust law by any Governmental Antitrust Authority or any other person of any permanent or preliminary injunction or other order that would make consummation of the transactions contemplated by this Agreement, the GPA Stock Exchange Agreement or the Exchange Agreement unlawful or would prevent or delay the transactions, including, without limitation, taking the steps contemplated by Section 6.2(b)(ii);

                   (iv) if such an injunction or order has been issued in such a proceeding, taking any and all steps, including, without limitation, appeal thereof, the posting of bond or the steps contemplated by
           Section 6.2(b)(ii), necessary to vacate, modify or suspend such injunction or order so as to permit the consummation of the transaction on the schedule contemplated by this Agreement;

                    (v) responding to and complying with any request or subpoena for additional information by any Governmental Antitrust Authority; and

                   (vi) determining any other appropriate response or initiative to avoid or eliminate impediments under any antitrust law that may be asserted by any Governmental Antitrust Authority or any other person to the consummation of the transactions contemplated by this Agreement, the Exchange Agreement or the GPA Stock Exchange Agreement.

           Section 6.3. Best Efforts; Obtaining Consents and Making Notifications; Disclosure of Changes. Subject to the terms and conditions provided in this Agreement, each Seller, GSHS and Buyer each will use their respective best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with one another in connection with the foregoing, including using best efforts:

                    (a) to obtain all necessary waivers, consents, releases and approvals from other parties to loan agreements, leases, guarantees and other contracts;

                    (b) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to this Agreement to consummate the transactions contemplated by this Agreement; and

                    (c) to fulfill all conditions to this Agreement.
           Nothing contained in this Agreement (including but not limited to the term "best efforts" in Section 6.2(a), Section 6.3 and Section 10.1(c)) shall require any party to this Agreement to agree to hold separate or to divest any of the assets, properties or businesses of GSHS, any Subsidiary or Buyer or any Buyer Subsidiary or otherwise agree to the imposition of any restriction on the operations of GSHS or any Subsidiary after the Closing, Buyer or any Buyer Subsidiary or a covenant or agreement that would cause any economic or financial detriment to the ongoing operations of Buyer, Buyer Subsidiaries, GSHS or any Subsidiary after the Closing.



                    Section 6.4. Further Assurances. Sellers, GSHS and Buyer agree that, from time to time, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents of this Agreement.


           Section 6.5. Conduct of Business of GSHS and Subsidiaries. From the date of this Agreement through the Closing, except as otherwise provided by this Agreement or the GPA Stock Exchange Agreement and, except as consented to or approved by Buyer in writing, Sellers and GSHS covenant and agree that:

                    (a) GSHS and the Subsidiaries shall operate their businesses in the ordinary and usual course in all material respects in accordance with past practices;

                    (b) GSHS or a Subsidiary (and the Sellers acting with respect to the stock of GSHS) shall not issue, purchase or agree to purchase, sell or agree to issue or sell:

                                (i)  any shares of its capital stock; or

                                (ii) any securities convertible into or evidencing the right to purchase, or options with respect to, or rights to subscribe for, any shares of its capital stock;

                    (c) neither GSHS nor a Subsidiary (and the Sellers acting with respect to the stock of GSHS) shall amend its Certificate or Articles of Incorporation or bylaws or declare or pay any dividend (whether in cash or property) or declare or effect any stock split, reclassification or other change in capital structure;

                    (d) GSHS and the Subsidiaries shall maintain their books and records in the usual, regular and ordinary manner consistent with past practice;


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




                    (e) GSHS and the Subsidiaries shall comply in all material respects with all applicable laws; and

                    (f)      neither GSHS nor any Subsidiary shall:

                                (i) enter into or consummate  any joint venture,
                    partnership or other similar arrangement or form any other new arrangement for the conduct of its business or acquire or enter into any agreement or letter of intent to acquire, by merger, consolidation, or purchase of stock or assets, any business, entity or person;

                                (ii) purchase any material  assets or securities
                    of any person, except for asset purchases in the ordinary course of its business for individual amounts not in excess of $50,000;

                                (iii)enter into any transactions, commitments or
                    obligations outside the ordinary course of business or incur any indebtedness, including notes payable, current maturities of long-term debt or capital lease obligations, except for trade payables and other normal items accrued as current liabilities;

                                (iv) take or agree to take any action prohibited
                    by this Section 6.5 or that would otherwise cause any representation or warranty made by Sellers in this Agreement to be untrue or inaccurate at the Closing Date or result in the breach of any covenant or agreement in this Agreement required to be performed by Sellers, any Seller or GSHS on or prior to the Closing Date;

                                (v) take any  action to amend or  terminate  any
                    Benefit Plan or to adopt any other plan, program, arrangement or practice providing benefits for or compensation to or on behalf of its employees or former employees before the Closing Date, except as provided by
                    Section 6.11 with respect to the GSHS Long-Term Compensation Plan or as required by applicable law;

                                (vi) terminate or cancel any insurance policy
                    that covers GSHS or a Subsidiary;

                                (vii)increase the base compensation or bonus, incentive, severance or other benefit plan of any employee, consultant or agent whose base annual salary or compensation exceeds $75,000, except for increases in base annual salaries in the ordinary course of business;

                                (viii) grant any Encumbrance on any asset,
                    except for Permitted Encumbrances;

                                (ix) enter into any lease for a term of more
                    than two years or an annual rent of more than $25,000;

                                (x) make any change in any investment, accounting or Tax practice or policy of GSHS or any Subsidiary or any method of calculating any bad debt, contingency, IBNR or other charge or reserve of GSHS or any Subsidiary.

           Section 6.6. Preservation of Business. Subject to the terms and conditions of this Agreement and except as otherwise provided by this Agreement, GSHS shall, and Sellers shall cause GSHS and the Subsidiaries to, use reasonable efforts to:

                    (a) preserve the business of GSHS and the Subsidiaries and keep generally available to GSHS and the Subsidiaries the services of the employees, officers, consultants, contractors and agents of GSHS and the Subsidiaries;

                    (b) preserve generally the goodwill of customers, suppliers, creditors and others having business relations with GSHS or a Subsidiary; and

                    (c) continue performance in the ordinary course of their respective obligations under Contracts.

           In connection with the operation of the business of GSHS and the Subsidiaries between the date of this Agreement and the Closing, GSHS shall confer in good faith on a regular and frequent basis with one or more designated representatives of Buyer (which representatives shall have been designated by Buyer to GSHS in writing) with respect to material matters affecting or impacting the operations of GSHS and the Subsidiaries and to consult in general with respect to the ongoing operations of GSHS and the Subsidiaries. Sellers acknowledge that Buyer does not and will not waive any rights it may have under this Agreement as a result of such consultations nor shall Buyer be responsible for any decisions made by the officers and directors of GSHS with respect to matters which are the subject of such consultation.


           Section 6.7. Public Announcements. Neither Sellers, GSHS, the Subsidiaries or Buyer, any agent nor any Affiliate of such entities shall make any public statements, including, without limitation, any press releases or other public disclosure, with respect to this Agreement and the transactions contemplated by this Agreement without the prior consent of the other parties to this Agreement (which consent may not be unreasonably withheld or delayed), except as required by law and, in the case of Buyer, the American Stock Exchange.


           Section 6.8. No Solicitation. From the date of this Agreement to the earlier of (i) the Closing Date or (ii) the termination of this Agreement in accordance with its terms (but not including upon or due to a breach of this Agreement by any Seller or GSHS), Sellers agree that (A) they will not, (B) they will not permit GSHS or any Subsidiary to, and (C) they will not authorize or permit any officer, director or employee of any Seller, GSHS, or any Subsidiary, or any investment banker, attorney, financial advisor, accountant or other person retained by any Seller, GSHS or any Subsidiary, directly or indirectly (including by way of furnishing any information) to: (i) solicit, initiate, assist, encourage or accept any Takeover Proposal or any inquiries relating to a Takeover Proposal or to make any proposals which could reasonably be expected to lead to any Takeover Proposal relating to GSHS or any Subsidiary; (ii) engage in any negotiations with respect to, or otherwise attempt to consummate, a Takeover Proposal; (iii) provide any public or nonpublic information concerning GSHS or any Subsidiary to any person in connection with any Takeover Proposal or to any person whom any Seller, GSHS or any Subsidiary knows or has reason to believe is in the process of planning or considering a Takeover Proposal; or (iv) reach any agreement or understanding for or with respect to any Takeover Proposal. Sellers and GSHS will immediately advise Buyer orally and, within one Business Day, in writing of any such inquiries, requests for information or Takeover Proposals of which any of them has Knowledge. If any Seller, GSHS or any Subsidiary receives from any person any offer, inquiry or informational request referred to above, Sellers will promptly advise such person in writing of the terms of this Section
6.8 and will send Buyer a copy of such notice.

           Section 6.9.      Right to Update, Cure.

           (a) From time to time prior to the Closing, Buyer, GSHS and Sellers shall update or amend their respective disclosure of any matter set forth or required to be set forth in their respective Disclosure Schedules to reflect any changes in (or any inaccuracies in) such Disclosure Schedule. No such update shall be deemed to cure (for purposes of Section 7.1, Section 8.1 or otherwise) any breach of any representation and warranty by Sellers or by Buyer made in this Agreement unless Buyer or Sellers, as the case may be, consent in writing to the update made by the other. Notwithstanding anything in this Agreement to the contrary, any party that receives a proposed amendment or update may defer the Closing Date for up to five Business Days after receipt of such proposed update or amendment.

           (b) Each of the parties to this Agreement agrees to notify the other parties promptly in writing of, and contemporaneously will provide the other parties with true and complete copies of, any and all information or documents relating to, and will use all commercially reasonable efforts to cure before Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement under this
Agreement to be breached or that renders or will render untrue any representation or warranty contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each of the parties to this Agreement also agrees to notify the other parties promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section 6.9(b) shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition to Closing or shall in any way limit any party's right to seek indemnity under this Agreement.

           Section 6.10. Conduct of Buyer Business Prior to Closing. Unless the Sellers otherwise agree in writing and except as otherwise set forth in this Agreement, in the Buyer Disclosure Schedule or the GPA Disclosure Letter, between the date of this Agreement and the Closing Date Buyer and Buyer
Subsidiaries (including GPA and the GPA Subsidiaries) will conduct their businesses only in the ordinary course. In addition, between the date of this Agreement and the Closing Date, Buyer shall not take any action that would interfere with the consummation of the transactions contemplated by this Agreement or the GPA Stock Exchange Agreement, make such consummation more difficult or delay the consummation of such transactions.

           Section 6.11. GSHS Long-Term Compensation Plan. Sellers covenant and agree with Buyer that, prior to Closing, they shall use their respective best efforts to cause GSHS to terminate or amend (to the reasonable satisfaction of Buyer) the GSHS Long-Term Compensation Plan, as amended (the "GSHS Long-Term Compensation Plan"), for an aggregate cost of not more than the amount set forth in Section 6.11 of the GSHS Disclosure Schedule. Sellers further covenant and agree with Buyer that, prior to Closing, they shall cause GSHS to take all actions that are necessary or appropriate in the reasonable judgment of Buyer to permit all payments under the GSHS Long-Term Compensation Plan to qualify for the exemption provided by Section 280G(b)(5)(A)(ii) and (B) of the Code.


           Section 6.12.     Post-Closing Operations and Events.   Sellers,
severally and not jointly, covenant and agree with Buyer that from and after the
Closing:

           (a) Sellers acknowledge that Buyer is obligated upon Closing to grant a security interest in and to pledge Buyer's shares of the capital stock of GSHS to Bankers Trust Company, as Collateral Agent (and its successors and assigns) under the Second Amended and Restated Credit Agreement, dated as of May 2, 1994, among Buyer, Bankers Trust Company, as Agent, First Union National Bank of North Carolina, as Co-Agent, and the Lenders from time to time a party to such credit agreement, as amended through the date of this Agreement and as from time to time hereafter amended, supplemented or otherwise modified (the "Credit Agreement").

           (b) Sellers acknowledge that, if and when Buyer or Buyer Subsidiaries together, directly or indirectly, own 80% or more of the voting power and value of the outstanding stock of GSHS, Buyer will be obligated by law to include GSHS and its 80% or more-owned subsidiaries in Buyer's consolidated federal income tax return and, depending on applicable state law, in Buyer's consolidated or unitary state income tax returns. Sellers covenant and agree with Buyer that in such event and for so long as any such consolidated or unitary income tax returns are required by federal or applicable state law, (i) Buyer's inclusion of GSHS and its subsidiaries in any such consolidated or unitary income tax return shall not constitute a breach or violation of or a default under any provision of the New Stockholders' Agreement or any provision of any other agreement among Sellers and Buyer; (ii) Sellers, together with Buyer, shall cause their representatives on the Board of Directors of GSHS to cooperate in the preparation and filing of such tax returns; and (iii) Sellers, together with Buyer, shall cause their representatives on the Board of Directors of GSHS to approve the execution and performance by GSHS of a tax sharing agreement (the "Tax Sharing Agreement"), which Tax Sharing Agreement is required of Buyer by
Section 7.8 of the Credit Agreement. The Tax Sharing Agreement shall be equitable to the parties and shall be in customary form for such agreements.


           Section 6.13. Registration Statement. (a)(1) Promptly after the Closing, Buyer will file a registration statement (a "Registration Statement") under the 1933 Act, and cause such Registration Statement to become effective as promptly as possible, with respect to the resale by Sellers (other than MSAP and VI) of the shares of Charter Common Stock that may be issued under this Agreement; and, prior to the first date on which shares of Charter Common Stock may be issued under the Exchange Agreement, Buyer will file a registration statement (a "Registration Statement") under the 1933 Act,and cause such Registration Statement to become effective, with respect to the issuance to Sellers (other than MSAP and VI) of the shares of Charter Common Stock that may be issued under the Exchange Agreement.

           (2)      With respect to each Registration Statement, Buyer shall:

                    (i) cause the Registration Statement and the related prospectus and any amendment or supplement, (A) to comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations promulgated under the 1933 Act and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                   (ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of the Registration Statement relating to the Exchange Agreement, until 40 days after the later of (A) the Last Exchange Closing (as defined in the Exchange Agreement) or (B) the end of the Exchange Period (as defined in the Exchange Agreement) and, in the case of the Registration Statement relating to resales of shares of Common Stock issued pursuant to this Agreement, until the later of (A) the resale of all such shares of Charter Common Stock by Sellers (other than MSAP and VI) or (B) two years after the Closing; and to comply with applicable provisions of the 1933 Act with respect to all shares of Charter Common Stock that may be issuable under this Agreement and under the Exchange Agreement (in each case, the "Registrable Securities"); and will furnish, upon written request, to each Seller (other than MSAP and VI) a copy of any amendment or supplement to the Registration Statement or prospectus prior to filing it after effectiveness and shall not file any such amendment or supplement to which any such Seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the 1933 Act or of the rules or regulations under the 1933 Act;

                  (iii) furnish to each Seller (other than MSAP and VI) a conformed copy of the Registration Statement and of each amendment and supplement to the Registration Statement

           (excluding exhibits unless requested in writing), a reasonable number of copies of the prospectus included in the Registration Statement (including each preliminary prospectus and the final prospectus), the documents, if any, incorporated by reference in the Registration Statement or prospectus, and such other documents, as any such Seller may reasonably request;

                   (iv) use its best efforts to register or qualify all Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of the states of the United States as may be required for the issuance and sale of Registrable Securities, to keep such registration or qualification in effect for so long as the Registration Statement remains in effect, except that Buyer shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not and would not, but for the requirements of this Section 6.13, be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                    (v) promptly notify Sellers (other than MSAP and VI), at any time when a prospectus relating to the Registrable Securities may be required to be delivered by any of them under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Registration Statement, as then in effect, includes or in the judgment of Buyer may include an untrue statement of a material fact or omits or may omit to state any material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading in the light of the circumstances in which they were made, which circumstance requires amendment of the Registration Statement or supplementation of the prospectus, and shall prepare and file as promptly as
           reasonably   possible  a  supplement  to  or  an  amendment  of  such
           prospectus as may be necessary so that, as when delivered (if required by the 1933 Act) to a purchaser of Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading in the light of the circumstances in which they were made;
           (vi) otherwise use its best efforts to comply with all applicable rules and regulations under the 1933 Act and, in its discretion, to make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act;

                  (vii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the Registration Statement from and after a date not later than the effective date of the Registration Statement; and

                 (viii) use its best efforts to list all Registrable Securities covered by the Registration Statement on any national securities exchange on which securities of the same class as the Registrable Securities are then listed.


                    (3) Each Seller (other than MSAP and VI) shall furnish to Buyer such information regarding such Seller as Buyer may from time to time reasonably request in writing and as shall be required by the 1933 Act in connection with such registration.

           (4) Buyer shall indemnify and hold harmless each Seller (other than MSAP and VI), its directors, Affiliates and officers, and each other person, if any, who controls such Seller within the meaning of the 1933 Act against any losses, claims, damages, liabilities or expenses (including reasonable fees and expenses of counsel), joint or several, to which such Seller or any such director or officer or participating or controlling person may become subject under the 1933 Act or otherwise in connection with or as a result of a resale by such Seller of shares of Charter Common Stock issued pursuant to this Agreement or the Exchange Agreement, insofar as such losses, claims, damages, liabilities or expenses (or related actions or proceedings) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or any document incorporated by reference in the Registration Statement, or (ii) any omission or alleged omission to state in any such document a material fact required to be stated in any such document or necessary to make the statements in any such document not misleading, and Buyer will reimburse such Seller and each such director, Affiliate, officer, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that Buyer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect of any such loss, claim, damage, liability or expense) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Buyer by such Seller or any such director, Affiliate, officer, participating person or controlling person for use in the preparation of the Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Seller or any such director, Affiliate, officer, participating person or controlling person and shall survive the transfer of such securities by such Seller.

           (5) Each Seller (other than MSAP and VI), severally and not jointly, shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.13(a)(4)) Buyer, each director of Buyer, each officer of Buyer who shall sign the Registration Statement and each other person, if any, who controls Buyer within the meaning of the 1933 Act, with respect to any untrue statement in or omission from the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement, but only to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished to Buyer by such Seller for use in the preparation of the Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Buyer or any such director, officer or controlling person and shall survive the transfer of such securities by such Seller.

           (6) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 6.13(a)(4) or (5), such indemnified party will, if a claim is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations under Sections 6.13(a)(4) or (5), except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment (i) a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, or (ii) the indemnified party has available to it reasonable defenses which are different from or additional to those available to the indemnifying party, the indemnifying party shall be entitled to participate in and to assume the defense of such action, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense of such action other than reasonable costs of investigation. Notwithstanding the foregoing, in any such action, any indemnified party shall have the right to retain its own counsel but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified party, (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel, or (iii) a conflict of interest arises between such indemnified and indemnifying parties. The indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

           (7) If the indemnification provided for in this Section 6.13(a)(4) and (5) is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses described as indemnifiable pursuant to Sections 6.13(a)(4) or (5), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses in such proportion as appropriate to reflect the relative fault of Buyer, on the one hand, or such Seller, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any untrue statement or omission giving rise to such indemnification obligation. Buyer and Sellers (other than MSAP or VI) agree that it would not be just and equitable if contributions pursuant to this Section 6.13(a)(7) were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above in this Section 6.13(a)(7). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

           (8)  Periodic  payments of amounts  required  to be paid  pursuant to
Section 6.13(a)(4) and (5) shall be made during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

           (9) Except as provided below, Buyer shall bear all registration expenses incurred in connection with the performance of its obligations under
Section  6.13(a),  including  all expenses  incurred by Buyer in complying  with
Section 6.13(a), including, without limitation, all registration and filing fees; printing expenses; fees and disbursements of counsel for Buyer; blue sky fees and expenses; accountants' expenses, including, without limitation, any special audits or reviews incident to any such registration; and fees of transfer agents and registrars. Each Seller (other than MSAP and VI) shall pay commissions upon any resale, transfer taxes and their own counsel fees, if any.

           (b) Alternate Proceeding. In lieu of complying with Section 6.13(a), if Buyer reasonably determines that the alternate proceeding described in this
Section 6.13(b) is available, Buyer shall cause the shares of Charter Common Stock described in Section 6.13(a) to be issued pursuant to the exemption from registration provided by Section 3(a)(10) of the 1933 Act; and, in such event, Buyer shall (i) initiate an appropriate proceeding under applicable state law and shall obtain all permits or other approvals necessary for the availability of such exemption and (ii) cause the Exchange Agreement to be amended to provide for the commencement of the Exchange Period as of the Closing Date, and the termination of such Exchange Period on the third anniversary of the Closing Date.

           Section 6.14. New GSHS Shares. (a) Each Seller, severally and not jointly, covenants and agrees with Buyer that it will take all necessary action to cause GSHS, at or prior to Closing, to amend its Certificate of Incorporation to increase the number of authorized shares of the common stock of GSHS to 15,000, in order that GSHS shall have authority under its Certificate of Incorporation to issue the New GSHS Shares and the shares of the common stock of GSHS to be issued to Buyer under the GPA Stock Exchange Agreement.

           (b) Each Seller, severally and not jointly, covenants and agrees with Buyer that it shall, by check payable to GSHS, purchase prior to the Closing, and shall cause GSHS to sell to such Seller, such Seller's portion of the New GSHS Shares in the amounts and for the cash purchase prices set forth below:



           Seller                       No. of Shares                      Cash Purchase Price
           ------                       -------------                      -------------------

1.         BCBS                             86.14                              $1,066,660.49
2.         HCSC                             86.14                              $1,066,660.49
3.         IBC                              86.14                              $1,066,660.49
4.         MSAP                             86.14                              $1,066,660.49
5.         PCMB                             86.14                              $1,066,660.49
6.         VI                               86.14                              $1,066,660.49


                                  ARTICLE 7.
                   CONDITIONS TO BUYER'S OBLIGATION TO CLOSE

           Buyer's obligation to consummate the Stock Purchase shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions (any of which may be waived in writing by Buyer in its sole discretion):


           Section 7.1. Representations, Warranties and Covenants of GSHS and Sellers. Subject to the second sentence of this Section 7.1, the representations and warranties of GSHS and Sellers in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time). The closing condition contained in this Section 7.1, as it relates to representations and warranties, shall be satisfied unless the inaccuracies in and breaches of such representations and warranties have an adverse effect on GSHS and its Subsidiaries, taken as a whole, or on Buyer's ownership of the GSHS shares, of $5,000,000 or more. The covenants and agreements of GSHS and Sellers and GSHS to be performed on or before the Closing Date in accordance with this Agreement shall have been performed in all material respects.


           Section 7.2. Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, consents, approvals, waivers, authorizations, qualifications and orders to be filed, made or obtained by Buyer, GSHS or any Seller in order to consummate the transactions contemplated by this Agreement and the GPA Stock Exchange Agreement and to operate the business of GSHS and the Subsidiaries after Closing in compliance with all applicable laws and regulations shall have been filed, made or obtained. All waiting periods applicable under the HSR Act shall have expired or been terminated. Sellers, GSHS and applicable Subsidiaries shall have obtained the consent of the requisite parties to the agreements identified in Sections 3.6 and 3.16 of the GSHS Disclosure Schedule, which consents shall be in form and substance reasonably satisfactory to Buyer. GSHS shall have obtained written enforceable waivers with respect to all existing breaches and any continuing breaches (including any breaches anticipated to continue in the ordinary course of the business of GSHS and its Subsidiaries after the Closing) of agreements with those customers identified in Section 3.16 of the GSHS Disclosure Schedule, which waivers shall be in form and substance satisfactory to Buyer.


           Section 7.3. No Injunction. There shall be no injunction, restraining order or decree of any nature of any Governmental Authority that is in effect that restrains, prohibits or makes illegal (i) the consummation of the Stock Purchase, (ii) imposes conditions on the consummation of the Stock Purchase not otherwise provided for in this Agreement, or (iii) the execution, delivery or performance of the Exchange Agreement, the GPA Stock Exchange Agreement, or the New Stockholders' Agreement.

           Section 7.4. Closing Documents. Sellers shall have delivered or caused to be delivered to Buyer the following documents:

                    (a)  True  and  correct   copies  of  the   Certificate   of
Incorporation of GSHS, certified by the Secretary of State of the State of Delaware as of a date not more than five Business Days preceding the Closing Date (except that Sellers shall only be required to deliver a true and correct copy of the amendment required by Section 6.14(a)), and true and correct copies of the bylaws of GSHS as in effect on the day prior to Closing, certified by the Secretary of GSHS;

                    (b) Good standing certificates relating to GSHS and each Subsidiary from their respective states of incorporation and each other jurisdiction in which GSHS or any Subsidiary is qualified to do business as a foreign corporation, and good standing certificates relating to Sellers from their respective states of incorporation;

                    (c) Resolutions of the Board of Directors or a duly authorized committee of the Board of Directors of each Seller authorizing (to the extent such Seller is a party to the following agreements) the execution, delivery and performance of this Agreement, the Exchange Agreement and the New Stockholders' Agreement by such Seller, the execution, delivery and performance of the GPA Stock Exchange Agreement by GSHS, and authorizing the termination of the Old Shareholders' Agreement, certified by the Secretary of such Seller;

                    (d)  A  resolution   of  the  Board  of  Directors  of  GSHS
authorizing the execution, delivery and performance of this Agreement and the GPA Stock Exchange Agreement by GSHS, certified by the Secretary of GSHS;

                    (e) A certificate of the Secretary of each Seller attesting to the incumbency of the officers of such Seller executing this Agreement and the other certificates and agreements delivered or executed by such Seller at or prior to the Closing;

                    (f) A certificate of the Secretary of GSHS attesting to the incumbency of the officers of GSHS executing this Agreement and the GPA Stock Exchange Agreement and the other certificates and agreements delivered by GSHS at the Closing;

                    (g) A certificate of the Chairman of the Board, President or any Vice President of each Seller attesting on behalf of such Seller to the matters set forth in Section 7.1 with respect to such Seller;

                    (h) An opinion of counsel to Sellers and GSHS covering customary matters for legal opinions in stock purchase transactions, in form and substance reasonably satisfactory to Buyer and its counsel;

                    (i) A letter or letters addressed to the lenders under the Credit Agreement attaching the certificates and opinions delivered pursuant to subsections (a) through (h) of this Section 7.4 and authorizing such lenders to rely thereon; and

                    (j) Each Seller shall have delivered to Buyer the certificates representing the GSHS Shares and the certificates representing the New GSHS Shares, in each case to be sold by such Seller pursuant to this Agreement, free and clear of all liens, charges and encumbrances of any kind or nature and which are not in violation of any pre-emptive rights, and such delivery shall have been made in accordance with Section 2.3(a).


           Section 7.5. Absence of Litigation. No claim, action, suit, arbitration, investigation, inquiry or other proceeding by any Governmental Authority with respect to this Agreement or the GPA Stock Exchange Agreement and the transactions contemplated by such agreements shall be pending on the Closing Date and, up to the Closing, no party to this Agreement shall have been advised by any Governmental Authority (which advisory has not been officially withdrawn by such Governmental Authority on or prior to the Closing Date) that such Governmental Authority is reviewing this Agreement or the GPA Stock Exchange Agreement or the transactions contemplated by this Agreement or the GPA Stock Exchange Agreement to determine whether to file or commence any litigation with respect to any aspect of this Agreement or the GPA Stock Exchange Agreement or the transactions contemplated by such agreements.


           Section 7.6. Customer Contracts. Except for the Operating Agreement between GSHS and Gateway Health Plan, from the Balance Sheet date to the Closing Date, neither GSHS nor the Subsidiaries shall have suffered the loss of one or more Contracts with customers, whether by the termination or notice of termination of Contracts or by the failure to renew Contracts upon the expiration of such Contracts in accordance with their respective terms, which
(i) in the aggregate comprised more than one percent (1%) of the consolidated revenue for GSHS and the Subsidiaries during the twelve-month period ended June 30, 1995; or (ii) in the case of Contracts the performance term of which began or begins after July 1, 1994, are projected to produce in the aggregate revenue in the twelve-month period ending June 30, 1996 of more than $1,000,000.


           Section 7.7. Old Shareholders' Agreement. Sellers and GSHS shall have terminated the Old Shareholders' Agreement, effective on or before the Closing Date.


           Section 7.8. Exchange Agreement. Sellers (except for MSAP and VI) and Buyer shall have executed and delivered the Exchange Agreement.


           Section 7.9. GPA Stock Exchange Agreement. Buyer and GSHS shall have executed the GPA Stock Exchange Agreement on the date of this Agreement and the transaction contemplated by such agreement shall have been closed, such closing to include the delivery by Buyer to GSHS of certificates, duly endorsed for transfer, representing the GPA Common Stock and the delivery by GSHS to Buyer of a certificate representing 969.04 shares of the common stock of GSHS.


           Section 7.10. New Stockholders' Agreement. Sellers (except for MSAP and VI), Buyer and GSHS shall have executed and delivered the New Stockholders' Agreement.


           Section 7.11. Operating Agreements. Buyer shall have determined, in its reasonable judgment, that Buyer does not anticipate that any customer Contract in existence on the Closing Date between GSHS or a Subsidiary, on the one hand, and a Seller or a subsidiary or Affiliate of a Seller, on the other hand, will not be renewed, extended or replaced with a new Operating Agreement upon the expiration or termination of the Operating Agreement in existence on the Closing Date.

           Section 7.12. Purchase of New GSHS Shares. Sellers shall have purchased the New GSHS Shares in accordance with Section 6.14(b).


           Section 7.13. GSHS Certificate of Incorporation and Bylaws. The Certificate of Incorporation and bylaws of GSHS shall have been amended to remove any provisions reflecting the Old Shareholders' Agreement and to carry out the provisions of Section 6.14(a).


           Section 7.14. Agreement Among Sellers. Any agreement among Sellers, among Sellers and any other person or among some of Sellers proposed by such parties to be entered into before, on or after the Closing Date, relating to the governance or operations of GSHS after the Closing Date shall be in form and substance satisfactory to Buyer, in its sole discretion, and shall, among other things, provide that any amendment is subject to approval by Buyer; provided, however, that this Section 7.14 shall not apply to any agreement with respect to which Buyer's approval is not required under Section 7.5 of the New Stockholders' Agreement.


           Section 7.15. Fairness Opinion. Buyer and its Board of Directors shall have received an opinion of Paine Webber Incorporated or other investment banking firm engaged by Buyer to the effect that the transactions contemplated by this Agreement, the Exchange Agreement, the New Stockholders' Agreement and the GPA Stock Exchange Agreement are fair to Buyer and its stockholders from a financial point of view; and such fairness opinion shall be in form and substance satisfactory to Buyer, in its sole discretion.


           Section 7.16. Credit Agreement. The Agent (as such term is defined in the Credit Agreement) shall have consented to the final forms of, and the execution, delivery and performance by Buyer of, this Agreement, the Exchange Agreement and the New Stockholders' Agreement pursuant to the amendment referred to in Section 5.9; such amendment shall be effective on the Closing Date; and such amendment shall be in form and substance satisfactory to Buyer, in its sole discretion.


           Section 7.17. Certain Capital Contributions. Each of VI and MSAP shall have made a cash capital contribution to GSHS in the amount of $163,333.


           Section 7.18. Board Approvals. The Boards of Directors or authorized committees of such Boards (i) of Buyer and Sellers shall have approved this Agreement, (ii) of Buyer and Sellers (other than MSAP and VI) shall have approved the Exchange Agreement, the New Stockholders' Agreement and the GPA Stock Exchange Agreement (in the case of such Sellers, in their capacities as stockholders of GSHS), and (iii) of GSHS shall have approved the GPA Stock Exchange Agreement and the New Stockholders' Agreement; and the Board of Directors or an authorized committee of such Board of any Seller (other than MSAP and VI) shall not have exercised such Seller's right of termination pursuant to Section 10.1(d).


           Section 7.19. GSHS Long-Term Compensation Plan. The GSHS Long-Term Compensation Plan shall have been terminated or amended (to the reasonable satisfaction of Buyer) for a cost of not more than the amount set forth in
Section 6.11 of the GSHS Disclosure Schedule.

           Section 7.20. Section 6.13.  If Buyer, pursuant to the provisions of
Section 6.13(b), complies with Section 6.13(b) in lieu of complying with Section 6.13(a), then the proceeding described in Section 6.13(b) shall have been completed and all permits and approvals requested by Buyer pursuant to such proceeding shall have been issued.


                                   ARTICLE 8.
                    CONDITIONS TO SELLERS' OBLIGATIONS TO CLOSE

           Each Seller's obligation to consummate the Stock Purchase is subject to the satisfaction on or prior to the Closing Date of all of the following conditions (any of which may be waived in writing by such Seller, in its sole discretion):


           Section 8.1. Representations, Warranties and Covenants of Buyer and GSHS. The representations and warranties of Buyer and GSHS in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), and the covenants and agreements of Buyer and GSHS to be performed on or before the Closing Date in accordance with this Agreement shall have been performed in all material respects.


           Section 8.2. Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, consents, approvals, waivers, authorizations, qualifications and orders to be filed, made or obtained by Buyer, GSHS or any Seller in order to consummate the transactions contemplated by this Agreement and the GPA Stock Exchange Agreement and to operate the business of GSHS and the Subsidiaries after Closing in compliance with all applicable laws and regulations shall have been filed, made or obtained, and all waiting periods applicable under the HSR Act shall have expired or been terminated. Buyer shall have obtained the consents identified in Section 5.3 of the Buyer Disclosure Schedule and Section 5.14(j) of the GPA Disclosure Letter, which consents shall be in form and substance reasonably satisfactory to Sellers.


           Section 8.3. No Injunction. The condition set forth in Section 7.3 shall have been satisfied.


           Section 8.4. No Material Adverse Change. There shall not have occurred, alone or in the aggregate, a material adverse change in the business, operations or financial condition of Buyer since June 30, 1995.


           Section 8.5. Closing Documents. Buyer shall have delivered or caused to be delivered to each Seller the following documents:

                    (a) A Secretary's certificate attesting to the incumbency of the officers executing this Agreement and the GPA Stock Exchange Agreement and the other certificates and agreements delivered by Buyer at the Closing;

                    (b) A certificate of the Chairman of the Board of Buyer attesting on behalf of Buyer to the matters set forth in Section 8.1;

                    (c) An opinion of counsel to the Buyer covering customary matters for legal opinions in stock purchase transactions, in form and substance reasonably satisfactory to Seller and its counsel;

                    (d) A resolution of the Board of Directors of Buyer authorizing the execution, delivery and performance by Buyer of this Agreement, the Exchange Agreement, the GPA Stock Exchange Agreement and the New Stockholders' Agreement.

                    (e) Good standing certificates relating to Buyer in Delaware and Georgia; and

                    (f) Buyer shall have paid and delivered to each Seller the Purchase Price payable to each Seller pursuant to this Agreement.


           Section 8.6. Absence of Litigation.  The condition set forth in
Section 7.5 shall have been satisfied.


           Section 8.7. Execution of Other Agreements. The conditions set forth in Sections 7.8 and 7.10 shall have been satisfied.


           Section 8.8. GPA Stock Exchange; New GSHS Shares; GSHS Certificate of Incorporation and Bylaws. The conditions set forth in Sections 7.9, 7.12 and
7.13 shall have been satisfied.


           Section 8.9. Credit Agreement.  The conditions set forth in Section
7.16 shall have been satisfied.


           Section 8.10. Board Approvals.  The conditions set forth in Section
7.18 shall have been satisfied.


           Section 8.11. Fairness Opinion. Sellers and each of their respective Boards of Directors shall have received an opinion of Dean Witter Reynolds Inc. or other investment banking firm engaged by Sellers or GSHS to the effect that the transactions contemplated by this Agreement, the Exchange Agreement, the New Stockholders' Agreement and the GPA Stock Exchange Agreement are fair to Sellers (to the extent they are parties to such agreements) and their respective stockholders from a financial point of view; and such fairness opinion shall be in form and substance satisfactory to Sellers, in their sole discretion.


           Section 8.12.  Section 6.13. If Buyer,  pursuant to the provisions of
Section  6.13(b),  complies with Section  6.13(b),  the  conditions set forth in
Section 7.20 shall have been satisfied.


                                  ARTICLE 9.
                          SURVIVAL; INDEMNIFICATION

           Section 9.1. Survival. The representations and warranties of GSHS, Sellers and Buyer shall survive the Closing, as follows:

           (a) indefinitely with respect to the representations and warranties contained in Sections 3.1 (first sentence only), 3.2, 3.3, 3.4(b), 3.22, 4.1, 4.2, 4.3, 5.1 (first sentence only), 5.2, 5.5 and 5.11;

           (b) until sixty calendar days after the expiration of all applicable statutes of limitation (including all periods of extension or tolling, whether automatic, permissive or contractual) with respect to matters contained in Sections 3.14 (insofar as it relates to ERISA or the Code) and 3.15;

           (c) until one year and 180 days after the Closing in the case of all other representations and warranties.

           The covenants and agreements of Sellers and Buyer shall survive the Closing, as follows:

           (a) until two years after the Closing in the case of covenants and agreements to be performed under this Agreement on or prior to Closing; and

           (b) in the case of each other covenant and agreement to be performed under this Agreement, until 180 days after the last date on which such covenant or agreement is to be performed in accordance with this Agreement or, if no such date is specified, 3 years following the Closing, except that the indemnification provided by Sections 6.13(a)(4) and 5 and Section 9.2(b)(i)(B) shall survive indefinitely.

           The survival period of any representation, warranty, covenant or agreement that would otherwise have terminated pursuant to the preceding two sentences shall nonetheless continue to survive if a claim under this Article 9 shall have been timely given with respect to such representation, warranty, covenant or agreement (but only as it relates to the claim) until the claim has been satisfied or otherwise resolved pursuant to this Article 9.


           Section 9.2.      Indemnification.

           (a) Indemnification by Sellers. Subject to Section 9.1, each Seller agrees, severally and not jointly, to indemnify, defend and hold Buyer, its Subsidiaries, its Affiliates and its and their respective officers, directors and employees harmless from any and all Indemnifiable Damages which any of them may suffer or incur by reason of: (i) the breach or failure to perform by such Seller or GSHS of the covenants or agreements made by such Seller or GSHS in this Agreement to be performed at or prior to the Closing and, in the case of Sections 6.4, 6.7, 6.11 and 6.12, to be performed in whole or in part after the Closing; (ii) from and after the Closing: (A) the breach of or inaccuracy in any of the representations and warranties of GSHS or such Seller contained in this Agreement; or (B) any misrepresentation contained in any statement or certificate furnished by GSHS or such Seller to Buyer pursuant to this Agreement; (iii) for a period of five years after the Closing, any and all malpractice or professional liability claims against GSHS or a Subsidiary where the occurrence giving rise to such claim preceded or occurred on the Closing Date (provided, however, that the indemnification obligation of each Seller under this clause (iii) is expressly conditioned on the maintaining by GSHS continuously for a period of five years after the Closing Date of malpractice and professional liability insurance for occurrences through the Closing Date in amounts and on terms that are consistent with and comparable to the malpractice and professional liability policy or policies of GSHS in effect on the date of this Agreement); or (iv) the asset transfer provisions set forth in Section
2.1.1 of the Operating Agreement, dated May 1, 1992, by and between GSHS and Community Mutual Life Insurance Company, to the extent such section is deemed to be applicable to the assets of any Person other than GSHS and its Subsidiaries existing prior to the Closing; and (v) any obligation of GSHS and its Subsidiaries to Blue Cross and Blue Shield of Maryland, Inc. under Section 7.13 of the Stock Purchase Agreement, dated as of March 19, 1993, by and among VI, HCSC, GS Holding, Inc. and Blue Cross and Blue Shield of Maryland, Inc. in excess of the amount accrued specifically for such liability on the books and records of GSHS as of the Balance Sheet Date.

           (b) Indemnification by Buyer. Subject to Section 9.1, Buyer agrees to indemnify, defend and hold GSHS, each Seller, its Affiliates and their respective officers, directors and employees harmless from any and all Indemnifiable Damages which any of them may suffer or incur by reason of (i)(A) the breach of or failure to perform by Buyer of any of the covenants or agreements made by it in this Agreement or (B) any liability for any Tax payable by GPA or a GPA Subsidiary with respect to Tax liability of any member of any affiliated group of corporations filing

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




a consolidated return for Federal income tax purposes, of which GPA or any GPA Subsidiary shall have been a member at any time prior to the Closing, including but not limited to, any liability for Taxes of the Buyer consolidated group for which GPA or a GPA Subsidiary might be liable under Treasury Regulation
Section 1.1502-6 (or successor regulation), except for provisions for Taxes accrued on the books of GPA prior to Closing; or (ii) from and after the
Closing: (A) the breach of or inaccuracy in any of the representations or warranties of Buyer contained in this Agreement; or (B) any misrepresentation contained in any statement or certificate furnished by Buyer to any Seller, to Sellers or to GSHS pursuant to this Agreement.

           (c) Third-Party Claims. If any claim or demand is asserted against the indemnified party by a third party with respect to any matter under the indemnities set forth in Sections 9.2(a) or (b) (a "Third Party Claim"), the indemnified party shall promptly give written notice and details thereof, including copies of all pleadings and the pertinent documents, to the indemnifying party, but the indemnifying party's obligations shall not be affected by the failure to give such notice except to the extent that it was materially prejudiced by such failure to give notice. Within thirty days of receipt of such notice, the indemnifying party shall (i) pay the Third Party Claim either in full or upon compromise agreed to by the indemnified party or
(ii) notify the indemnified party that the indemnifying party disputes the Third Party Claim and intends to defend against it, and so defend and pay any adverse final judgment or award or settlement amount in regard to such third party claim. Such defense shall be controlled by the indemnifying party, and the cost of such defense shall be borne by it, except that the indemnified party shall have the right to participate in such defense at its own expense, and in such event counsel selected by the indemnified party shall be required to cooperate with such counsel of the indemnifying party in such defense. The indemnified party agrees that it will cooperate in all reasonable respects in the defense of any such claim or demand, including making personnel, books, and records relevant to the claim available to the indemnifying party, without charge, except for reimbursement of reasonable out-of-pocket expenses. The indemnifying party shall have the right to settle or compromise any Third Party Claim of which it has assumed the defense only upon the receipt of written consent to such settlement or compromise from the indemnified party, which consent shall not be unreasonably withheld. If any indemnified party unreasonably withholds consent pursuant to a settlement or compromise of a Third Party Claim of which the sole relief provided is monetary damages only, and such Third Party Claim is subsequently resolved or adjudicated for an amount of consideration which exceeds the amount of the consideration contained in such settlement or compromise, the indemnifying party's obligation with respect to such Third Party Claim shall not exceed the amount of the consideration contained in such settlement or compromise. The indemnified party may, in its sole discretion, withhold its consent to a settlement or compromise (i) if there is a finding or admission (A) of a violation of law by the indemnified party (which finding adversely affects the indemnified party), or (B) of a violation of the rights of any person which is not fully remedied by the payment to be made in settlement or (C) that would have a material adverse effect on any other claims that may be made against the indemnified party; (ii) if the sole relief provided is not monetary damages that are paid in full by the indemnifying party (if such non-monetary relief would adversely affect the indemnified party); or (iii) for any other reason which is reasonable under the circumstances.

           If the indemnifying party fails to take action within thirty days as set forth above, then the indemnified party shall have the right to pay, compromise or defend any Third Party Claim and to assert the amount of any payment on the Third Party Claim plus the expense of defense or settlement as an indemnity claim. The indemnified party shall also have the right, exercisable in good faith and upon reasonable prior notice to the indemnifying party, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the indemnifying party and any expenses incurred by so acting shall be paid by the indemnifying party.

           (d) Payment. Payment of Third Party Claims shall be made in accordance with Section 9.2(c). With respect to all claims other than Third Party Claims, the indemnifying party shall promptly pay or reimburse the indemnified party in respect of liability for Indemnifiable Damages to which the foregoing indemnities relate after receipt of written notice from the indemnified party outlining with reasonable particularity the nature and amount of the claim(s) and accompanied by a reasonable amount of relevant documentation. All claims for indemnity must be submitted by the indemnified party to the indemnifying party within the applicable survival periods set forth above.If the indemnifying party fails or refuses to make payment for such claims within a period of thirty days from the date of notice to the indemnifying party, the indemnified party shall be entitled to exercise all legal means of relief available.

           (e) Access and Information. With respect to any claim for indemnification under this Agreement, the indemnified party will give to the indemnifying party and its counsel, accountants and other representatives reasonable access, during normal business hours and upon the giving of reasonable prior notice, to their books and records relating to such claims, and to their employees, accountants, counsel and other representatives, all without charge to the indemnifying party, except for reimbursement of reasonable out-of-pocket expenses. In this regard, after the assertion of a claim for indemnity, the indemnified party agrees to maintain any of its books and records which may relate to the claim for indemnification for such period of time as may be necessary to enable the indemnifying party to resolve such claim.

           (f) Monetary Limitations on Indemnification. Sellers shall not be obligated under this Agreement to indemnify Buyer with respect to any liabilities, losses, claims, judgments, damages, expenses and costs as to which Buyer is otherwise entitled to indemnification under Section 9.2(a)(ii) and
(iii) unless and until the aggregate amount of indemnification so asserted exceeds the Basket Amount, and thereafter Buyer shall be entitled to indemnity from Sellers under this Agreement only with respect to any amounts in excess of the Basket Amount. Each Seller's obligation to indemnify Buyer pursuant to this
Article 9 shall be limited to Twenty-four Million Seven Hundred Sixty-six Thousand and Six Hundred Eighty-five and 79/100 Dollars ($24,766,685.79). Buyer's obligation to indemnify Sellers pursuant to Section 9.2(b)(ii) shall be subject to the same limitation based on the Basket Amount, and claims of individual Sellers shall be aggregated for purposes of determining whether the Basket Amount has been exceeded. No losses shall be asserted with respect to any matter which is covered by insurance to the extent that proceeds of such insurance are received. Each Seller is individually liable for one hundred percent of the Indemnifiable Damages relating to any breach of its own representations, warranties and covenants, and is liable for one-sixth of the Indemnifiable Damages relating to any breach of any representations, warranties and covenants of GSHS and of the matters set forth in clauses (iii) through (v) of Section 9.2(a).

           (g) Appointment of Agent for Service of Process; Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement or any document related to this Agreement may be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware, and, by execution and delivery of this Agreement, Buyer, and each Seller consents, for itself and in respect of its property, to the jurisdiction of the aforesaid courts solely for the purpose of adjudicating its rights with respect to this Agreement or any document related to this Agreement. Each party, at or prior to Closing, shall designate an agent as the designee, appointee and agent of such party to receive, for and on behalf of such party, service of process in such jurisdictions in any legal action or proceeding with respect to this Agreement or any document related to this Agreement and such service shall, to the extent permitted by applicable law, be deemed completed ten days after delivery thereof to said agent. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to such party at its address set forth in Section 11.6, but the failure of such party to receive such copy shall not, to the extent permitted by applicable law, affect in any way the service of such process. Buyer and each Seller irrevocably waive, to the extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such respective jurisdictions in respect of this Agreement or any document related to this Agreement. Nothing in this Agreement shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.


           Section 9.3.      Exclusive Remedy.

           (a) Buyer and each Seller acknowledge and agree that its sole and exclusive remedy with respect to any and all claims as to any breach of or inaccuracy in the representations and warranties or breach of or failure to perform the  covenants  or  agreements  contained  in this  Agreement  shall be pursuant to the indemnification provisions set forth in this Article 9. In furtherance of the preceding sentence, Buyer and each Seller waive, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against Sellers, a Seller or Buyer, as the case may be, arising under or based upon any federal, state or local statute,
law,  ordinance,   rule  or  regulation   (including,   without limitation,
any such rights, claims or causes of action arising under or based upon common law or otherwise) with respect to any breach or inaccuracy of the representations and warranties or failure to perform the covenants or agreements contained in this Agreement. The written waiver of a closing condition by any party shall constitute a waiver by such party of any claim under this Section 9 against any other party with respect to the matter or matters covered by such written waiver.

           (b) Notwithstanding the foregoing subsection (a), nothing contained in this Section 9.3 shall prevent any party from seeking and obtaining specific performance by the other party of any of its obligations under this Agreement as provided in Section 11.10 or from seeking and obtaining injunctive relief against the other party's activities in breach of this Agreement.

           (c) Anything to the contrary in this Agreement notwithstanding, no breach of any representation or warranty or failure to perform a covenant or agreement contained in this Agreement shall give rise to any right on the part of Buyer or any Seller after the Closing to rescind this Agreement or any of the transactions contemplated by this Agreement.

                                  ARTICLE 10.
                                 TERMINATION

           Section 10.1. Termination. This Agreement may be terminated at any time prior to Closing by:

                    (a) the mutual consent of Sellers (acting jointly) and Buyer;

                    (b) Sellers (acting jointly) or Buyer if the Closing has not occurred by the close of business on February 29, 1996, so long as the failure to consummate the transaction on or before such date did not result from a breach of this Agreement by the party seeking termination of this Agreement;

                    (c) at any time before the Closing, by any Seller or Buyer, in the event (i) of a material breach of this Agreement hereof by any non-terminating party if such non-terminating party fails to cure such breach within five Business Days following notification by any one or more of the terminating parties or (ii) upon notification to the non-terminating parties by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement has become impossible or impracticable with the use of best efforts if the failure of such condition to be satisfied is not caused by a breach by the terminating party (and, for purposes of (b) and (c) only, a breach or material breach by any Seller shall constitute a breach or material breach, as the case may be, by Sellers); or

                    (d) If such termination is required pursuant to any final and nonappealable judgment or order entered in any judicial or administrative proceeding initiated by a Governmental Antitrust Authority.


           Section 10.2. Procedure and Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1, written notice of such termination shall promptly be given by the terminating party to the other party, and this Agreement shall upon that notice terminate and become void and have no effect, and the transactions contemplated by this Agreement shall be abandoned without further action by the parties, except that the provisions of


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



the Confidentiality Agreement and Section 11.5 shall survive the termination of this Agreement, provided, however, that such termination shall not relieve any party of any liability for any breach by it of this Agreement.

                                  ARTICLE 11.
                                MISCELLANEOUS

           Section 11.1. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. The execution and delivery of this Agreement by all Sellers shall constitute unanimous GSHS stockholder approval of the execution and delivery of this Agreement by GSHS.


           Section 11.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state without reference to the choice of law principles of such state.


           Section 11.3. No Third Party Beneficiaries. Nothing in this Agreement is intended, nor shall it be construed, to confer any rights or benefits upon any Person (including, but not limited to, any employee or former employee of GSHS or any Subsidiary) other than Sellers and Buyer (and their successors and assigns to the extent specifically permitted by Section 11.7) and no other Person not a party to this Agreement shall have any rights or remedies under this Agreement, except for Persons entitled to indemnification under Article 9 (and such rights and remedies shall be limited solely to those provided by Article 9).


           Section 11.4. Entire Agreement. This Agreement, the Buyer Disclosure Schedule, the GPA Disclosure Letter, the GSHS Disclosure Schedule, the Seller Disclosure Schedule, the letter agreement, dated the date of this Agreement, between Buyer and Sellers, the Exchange Agreement, the GPA Stock Exchange Agreement and the New Stockholders' Agreement contain the entire agreement between the parties with respect to the subject matters of this Agreement and such other agreements, and such agreements supersede all prior drafts of such agreements, all prior and contemporaneous agreements, representations, negotiations, discussions, correspondence, communications, the letter of intent, dated September 14, 1995, between Buyer and GSHS, term sheets and understandings of the parties, except for the Confidentiality Agreement, which agreement is ratified and remains in full force and effect. There are no agreements, understandings, representations and warranties between the parties other than those set forth or referred to in this Agreement and such specifically listed above other agreements.


           Section 11.5. Expenses. Except as set forth in this Agreement, whether the Stock Purchase is or is not consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, except that Sellers and Buyer each shall pay and be responsible for one-half of any stock transfer taxes applicable to the sale of the GSHS Shares.


           Section 11.6. Notices. All notices under this Agreement shall be sufficiently given for all purposes under this Agreement if in writing (a) when delivered personally; (b) three Business Days after mailing in the United States Postal Service; (c) one day after sending by documented overnight delivery service; or (d) when receipt is confirmed, by telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below.
Notices to Sellers shall be addressed to:

                    Blue Cross and Blue Shield of New Jersey, Inc. 3 Penn Plaza East
                    Newark, New Jersey 07105-2200
                    Attention:  Robert J. Pures
                    Telecopier: (201) 466-8288

           with a copy to:

                    Blue Cross and Blue Shield of New Jersey, Inc. 3 Penn Plaza East
                    Newark, New Jersey 07105-2200
                    Attention:  Susan S. Connor, Esq.
                    Telecopier: (201) 466-7759

                    Health Care Service Corporation
                    233 North Michigan Avenue
                    Chicago, Illinois 60601
                    Attention:  Sherman Wolff
                    Telecopier: (312) 819-1220

           with a copy to:

                    Kirkland & Ellis
                    200 E. Randolph Drive
                    Chicago, Illinois 60601
                    Attention:  Robert Kinderman, Esq.
                    Telecopier: (312) 861-2200

                    Independence Blue Cross
                    1901 Market Street
                    Philadelphia, Pennsylvania 19103
                    Attention:  Richard J. Neeson
                    Telecopier: (215) 241-3527

           with copies to:

                    Independence Blue Cross
                    1901 Market Street
                    Philadelphia, Pennsylvania 19103
                    Attention:  Patricia R. Hatler, Esq.
                    Telecopier: (215) 241-2426

                    and

                    Dilworth, Paxson, Kalish & Kauffman
                    3200 Mellon Bank Center
                    1735 Market Street
                    Philadelphia, Pennsylvania 19103-7596
                    Attention:  Joseph P. Canuso, Esq.

                    Telecopier: (215) 575-7200

                    Medical Service Association of Pennsylvania, Inc. 1800 Center Street
                    Camp Hill, Pennsylvania 17089
                    Attention:  Walter F. Froh
                    Telecopier: (717) 731-2362

           with a copy to:

                    Buchanan Ingersoll, P.C.
                    One Oxford Centre
                    301 Grant Street, 20th Floor
                    Pittsburgh, Pennsylvania 15219-1410
                    Attention:  Thomas G. Buchanan, Esq.
                    Telecopier: (412) 562-1041

                    Pierce County Medical Bureau, Inc.
                    1501 Market Street
                    P.O. Box 2354
                    Tacoma, Washington 98401-2354
                    Attention:  Donald P. Sacco
                    Telecopier: (206) 597-7023

           with a copy to:

                    Karr, Tuttle & Campbell
                    1201 Third Avenue
                    Suite 2900
                    Seattle, Washington 98101
                    Attention:  Walt Maas, Esq.
                    Telecopier: (206) 682-7100

                    Veritus, Inc.
                    120 Fifth Avenue Place
                    Pittsburgh, Pennsylvania 15222
                    Attention:  Neil Hollander
                    Telecopier: (412) 255-8550

           with a copy to:

                    Doepken Keevican Weiss & Medved
                    37th Floor, USX Tower
                    600 Grant Street
                    Pittsburgh, Pennsylvania 15219
                    Attention:  David Hirsch, Esq.
                    Telecopier: (412) 355-2609


           and a copy of Notices to any Seller to:

                    Venable, Baetjer and Howard, LLP
                    1800 Mercantile Bank and Trust Building
                    Two Hopkins Plaza
                    Baltimore, Maryland 21201
                    Attention:  Alan D. Yarbro, Esq.
                    Telecopier: (410) 244-7742

or at such other address and to the attention of such other person as each Seller may designate by written notice to Buyer. Notices to GSHS shall be addressed to:

                    Green Spring Health Services, Inc.
                    Clark Building, Suite 500
                    5565 Sterret Place
                    Columbia, Maryland 21044-2642
                    Attention:  Joyce N. Fitch, Esq.
                    Telecopier: (410) 740-2686

           with a copy to:

                    Venable, Baetjer and Howard, LLP
                    1800 Mercantile Bank and Trust Building
                    Two Hopkins Plaza
                    Baltimore, Maryland 21201
                    Attention:  Alan D. Yarbro, Esq.
                    Telecopier:  (410) 244-7742

or at such other address and to the attention of such other person as may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

                    Charter Medical Corporation
                    Suite 1400
                    3414 Peachtree Road, N.E.
                    Atlanta, Georgia  30326
                    Attention:  Michael Catalano
                    Telecopier: (404) 814-5797

           with copies to:

                    Charter Medical Corporation
                    3414 Peachtree Road, N.E.
                    Atlanta, Georgia  30326
                    Attention:  Cherie M. Fuzzell, Esq.
                    Telecopier:  (404) 814-5795

                    and

                    King & Spalding
                    191 Peachtree Street
                    Atlanta, Georgia  30303
                    Attention:  Robert W. Miller, Esq.
                    Telecopier: (404) 572-5144


                    or to such other address and to the attention of such other person as Buyer may designate by written notice to Sellers.


           Section 11.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns; provided, however, except for the right of Buyer to grant to or for the benefit of the lenders under the Credit Agreement a security interest in its rights under this Agreement pursuant to the Credit Agreement and the documents from time to time securing the same, no party to this Agreement shall have the right to assign its rights or interests in or delegate its obligations under this Agreement without the express prior written consent of all other parties to this Agreement.


           Section 11.8. Headings; Definitions. The section and article headings contained in this Agreement are inserted for convenience and reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained in this Agreement mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined in this Agreement are equally applicable to both the singular and plural forms of such terms.


           Section 11.9. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party to this Agreement may, only by an instrument in writing, waive compliance by the other party to this Agreement with any term or provision of this Agreement. The waiver by any parties to this Agreement of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.


           Section 11.10. Specific Performance. Each of the parties acknowledges that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection with such decree. A party's right to specific performance shall be in addition to all other legal or equitable remedies available to such party.


           Section 11.11. Severability of Provisions. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon any such determination, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated to this Agreement are fulfilled to the extent possible.

           Section 11.12. Seller Liability. Except as otherwise set forth in this Agreement, any representations or warranties of, any obligations of, or actions required to be taken by, Sellers set forth in this Agreement shall be several and not joint.

           IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first above written.

                              BLUE CROSS AND BLUE SHIELD OF NEW JERSEY, INC.



                              By:               /s/ Robert J. Pures
                                 ---------------------------------------------
                                 Title:   Senior Vice President -
                                          Administration, Chief
                                          Financial Officer and
                                          Treasurer



                              HEALTH CARE SERVICE CORPORATION



                              By:               /s/ Sherman R. Wolff
                                 ---------------------------------------------
                                 Title:       Senior Vice President



                              INDEPENDENCE BLUE CROSS

                               By:               /s/ G. Fred DiBona, Jr.
                                  --------------------------------------------
                                  Title:       President and Chief
                                               Executive Officer



                              MEDICAL SERVICE ASSOCIATION OF PENNSYLVANIA


                              By:               /s/ Samuel D. Ross
                                 ----------------------------------------------
                                 Title:       President and Chief
                                              Executive Officer

                               PIERCE COUNTY MEDICAL BUREAU



                                By:               /s/ Donald P. Sacco
                                   --------------------------------------------
                                   Title:       Chairman



                                VERITUS, INC.



                                By:               /s/ William M. Lowry
                                   --------------------------------------------
                                   Title:       President and Chief
                                                Executive Officer



                                CHARTER MEDICAL CORPORATION



                                By:               /s/ E. M. Crawford
                                   --------------------------------------------
                                   Title:       Chief Executive Officer



                                GREEN SPRING HEALTH SERVICES, INC.



                                By:               /s/ Henry Harbin
                                   --------------------------------------------
                                   Title:       President and Chief
                                                Executive Officer